                                                                   Exhibit 10.63


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                                U.S. $375,000,000

                                CREDIT AGREEMENT

                            Dated as of June 11, 2001

                                     Between

                           THE PHOENIX COMPANIES, INC.

                   PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY

                 (TO BE KNOWN AS PHOENIX LIFE INSURANCE COMPANY)

                        PHOENIX INVESTMENT PARTNERS, LTD.

                    THE FINANCIAL INSTITUTIONS PARTY HERETO,

                           BANK OF AMERICA, N.A., AND

                   FLEET NATIONAL BANK, AS SYNDICATION AGENTS

                    BANK OF MONTREAL, as ADMINISTRATIVE AGENT
   DEUTSCHE BANK AG AND KEY BANK NATIONAL ASSOCIATION, as DOCUMENTATION AGENTS

            BANC OF AMERICA SECURITIES LLC AND FLEET SECURITIES, INC.
                 AS JOINT LEAD ARRANGERS AND JOINT BOOK MANAGERS

================================================================================

                                TABLE OF CONTENTS

SECTION                                                HEADING                                                     PAGE
ARTICLE I                  DEFINITIONS...........................................................................   1

       Section 1.1.        Certain Defined Terms.................................................................   1
       Section 1.2.        Other Interpretive Provisions.........................................................  17
       Section 1.3.        Accounting Principles.................................................................  18

ARTICLE II                 THE CREDITS...........................................................................  18

       Section 2.1.        Amounts and Terms of Commitments......................................................  18
       Section 2.2.        Loan Accounts.........................................................................  19
       Section 2.3.        Procedure for Borrowing...............................................................  19
       Section 2.4.        Conversion and Continuation Elections.................................................  20
       Section 2.5.        Voluntary Termination or Reduction of Commitments.....................................  21
       Section 2.6.        Optional Prepayments..................................................................  21
       Section 2.7.        Repayment.............................................................................  21
       Section 2.8.        Interest..............................................................................  21
       Section 2.9.        Fees .................................................................................  22
       Section 2.10.       Computation of Fees and Interest......................................................  23
       Section 2.11.       Payments..............................................................................  23
       Section 2.12.       Payments by the Banks to the Administrative Agent.....................................  24
       Section 2.13.       Sharing of Payments, Etc..............................................................  24

ARTICLE III                TAXES, YIELD PROTECTION AND ILLEGALITY................................................  25

       Section 3.1.        Taxes.................................................................................  25
       Section 3.2.        Illegality............................................................................  26
       Section 3.3.        Increased Costs and Reduction of Return...............................................  27
       Section 3.4.        Funding Losses........................................................................  27
       Section 3.5.        Inability to Determine Rates..........................................................  28
       Section 3.6.        Certificates of Banks.................................................................  28
       Section 3.7.        Survival..............................................................................  28

ARTICLE IV                 CONDITIONS PRECEDENT..................................................................  29

       Section 4.1.        Conditions of Initial Loans...........................................................  29
       Section 4.2.        Conditions to All Borrowings..........................................................  31

ARTICLE V                  REPRESENTATIONS AND WARRANTIES........................................................  31

       Section 5.1.        Corporate Existence and Power.........................................................  31
       Section 5.2.        Corporate Authorization; No Contravention.............................................  32
       Section 5.3.         Governmental Authorization...........................................................  32
       Section 5.4.        Binding Effect........................................................................  32
       Section 5.5.        Litigation............................................................................  32
       Section 5.6.        Contractual Obligation................................................................  33

       Section 5.7.        ERISA Compliance......................................................................  33
       Section 5.8.        Use of Proceeds; Margin Regulations...................................................  33
       Section 5.9.        Title to Properties...................................................................  33
       Section 5.10.       Taxes.................................................................................  34
       Section 5.11.       Financial Condition...................................................................  34
       Section 5.12.       Environmental Matters.................................................................  35
       Section 5.13.       Regulated Entities....................................................................  35
       Section 5.14.       No Burdensome Restrictions............................................................  35
       Section 5.15.        Copyrights, Patents, Trademarks and Licenses, Etc....................................  35
       Section 5.16.       Subsidiaries..........................................................................  35
       Section 5.17.       Insurance.............................................................................  36
       Section 5.18.       Full Disclosure.......................................................................  36
       Section 5.19.       Compliance............................................................................  36

ARTICLE VI                 AFFIRMATIVE COVENANTS.................................................................  36

       Section 6.1.        Financial Statements..................................................................  36
       Section 6.2.        Certificates; Other Information.......................................................  38
       Section 6.3.        Notices...............................................................................  38
       Section 6.4.        Preservation of Corporate Existence, Etc..............................................  39
       Section 6.5.         Maintenance of Private...............................................................  40
       Section 6.6.        Insurance.............................................................................  40
       Section 6.7.        Payment of Obligations................................................................  40
       Section 6.8.        Compliance with Laws..................................................................  40
       Section 6.9.        Compliance with ERISA.................................................................  40
       Section 6.10.       Inspection of Property and Books and Records..........................................  41
       Section 6.11.       Environmental Laws....................................................................  41
       Section 6.12.       Use of Proceeds.......................................................................  41

ARTICLE VII                NEGATIVE COVENANTS....................................................................  41

       Section 7.1.        Limitation on Liens...................................................................  41
       Section 7.2.        Mergers, Consolidations and Sales of Assets...........................................  43
       Section 7.3.        Loans and Investments.................................................................  43
       Section 7.4.        Limitation on Indebtedness............................................................  44
       Section 7.5.        Transactions with Affiliates..........................................................  44
       Section 7.6.        Use of Proceeds.......................................................................  44
       Section 7.7.        Contingent Obligations................................................................  44
       Section 7.8.        Joint Ventures........................................................................  45
       Section 7.9.        Restricted Payments...................................................................  45
       Section 7.10.       ERISA.................................................................................  45
       Section 7.11.       Change in Business....................................................................  45
       Section 7.12.       Accounting Changes....................................................................  45
       Section 7.13.       Pari Passu............................................................................  45
       Section 7.14.       Phoenix...............................................................................  46

ARTICLE VIII               PARENT'S FINANCIAL COVENANTS..........................................................  46


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
       Section 8.1.        Parent Total Debt to Capitalization Ratio.............................................  46
       Section 8.2.        Shareholders' Equity..................................................................  46

ARTICLE IX                 PLIC AND PXP FINANCIAL COVENANTS......................................................  46

       Section 9.1.        Risk Based Capital....................................................................  46
       Section 9.2.        Shareholders' Equity of PXP...........................................................  46
       Section 9.3.        PXP Total Debt to Capitalization Ratio................................................  46
       Section 9.4.        PLIC Ratings..........................................................................  47
       Section 9.5.        PLIC Total Debt to Capitalization Ratio...............................................  47

ARTICLE X                  GUARANTIES............................................................................  47

       Section 10.1.       Parent Guaranty.......................................................................  47
       Section 10.2.       PLIC Guaranty.........................................................................  48

ARTICLE XI                 EVENTS OF DEFAULT.....................................................................  50

       Section 11.1.       Event of Default......................................................................  50
       Section 11.2.       Remedies..............................................................................  52
       Section 11.3.       Rights Not Exclusive..................................................................  52

ARTICLE XII                THE ADMINISTRATIVE AGENT..............................................................  53

       Section 12.1.       Appointment...........................................................................  53
       Section 12.2.       Delegation of Duties..................................................................  53
       Section 12.3.       Exculpatory Provisions................................................................  53
       Section 12.4.       Reliance by Administrative Agent......................................................  54
       Section 12.5.       Notice of Default.....................................................................  54
       Section 12.6.       Non-Reliance on Administrative Agent and Other Banks..................................  54
       Section 12.7.       Indemnification.......................................................................  55
       Section 12.8.       Administrative Agent in Its Individual Capacity.......................................  56
       Section 12.9.       Successor Administrative Agent........................................................  56
       Section 12.10.      Syndication Agent and Documentation Agent.............................................  56

ARTICLE XIII               MISCELLANEOUS.........................................................................  57

       Section 13.1.       Amendments and Waivers................................................................  57
       Section 13.2.       Notices...............................................................................  57
       Section 13.3.       No Waiver; Cumulative Remedies........................................................  58
       Section 13.4.       Costs and Expenses....................................................................  58
       Section 13.5.       Indemnity.............................................................................  59
       Section 13.6.       Payments Set Aside....................................................................  59
       Section 13.7.       Successors and Assigns................................................................  59
       Section 13.8.       Assignments, Participations, etc......................................................  60
       Section 13.9.       Confidentiality.......................................................................  62
       Section 13.10.      Set-off...............................................................................  63
       Section 13.11.      Automatic Debits of Fees..............................................................  63
       Section 13.12.      Notification of Addresses, Lending Offices, Etc.......................................  63


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
       Section 13.13.      Certain Provisions Inapplicable and/or Modified Prior to the
                               Demutualization Conditions Effective Date.........................................  63
       Section 13.14.      Counterparts..........................................................................  64
       Section 13.15.      Severability..........................................................................  64
       Section 13.16.      No Third Parties Benefits.............................................................  64
       Section 13.17.      Governing Law and Jurisdiction........................................................  64
       Section 13.18.      Waiver of Jury Trial..................................................................  64
       Section 13.18.      Entire Agreement......................................................................  65


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
 SCHEDULES

 Schedule 2.1   Commitments
 Schedule 7.1   Permitted Liens
 Schedule 7.7   Contingent Obligations

 EXHIBITS

 Exhibit A      Form of Notice of Borrowing
 Exhibit 3      Form of Notice of Conversion/Continuation
 Exhibit C      Form of Compliance Certificate
 Exhibit D-1    Form of Legal Opinion of PXP's Counsel
 Exhibit D-2    Form of Legal Opinion of PLIC's Counsel
 Exhibit D-3    Form of Legal Opinion of Opinion of Parent's Counsel
 Exhibit E      Form of Assignment and Acceptance
 Exhibit F      Form of Promissory Note
 Exhibit G      Officer's Certificate re Destacking
 Exhibit H      Officer's Certificate Re Demutualization Conditions Effective
                Date
 Exhibit I      Primary Subsidiaries
 Exhibit J      Certain Undertakings

                                CREDIT AGREEMENT

To the Agents and each of the Financial
   Institutions which are or become parties hereto:

         The undersigned The Phoenix Companies, Inc., a Delaware Corporation (the "Parent"), Phoenix Home Life Mutual Insurance Company, a New York mutual insurance company, to be known as Phoenix Life Insurance Company and to become a New York stock insurance company following the Demutualization ("PLIC") and Phoenix Investment Partners, Ltd., a Delaware corporation ("PXP"), apply to you for your several commitments to extend credit to them on and subject to the terms and conditions hereinafter set forth.

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1. Certain Defined Terms. The following terms have the following meanings:

         "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary of the Parent or PLIC, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary of the survivor) provided that the Parent or PLIC or a Subsidiary thereof is the surviving entity.

         "Administrative Agent" means BMO, in its capacity as administrative agent for the Banks hereunder, and any successor administrative agent arising under Section 12.9.

         "Administrative Agent's Payment Office" means the address for payments set forth on the signature page hereto in relation to the Administrative Agent, or such other address as the Administrative Agent may from time to time specify.

         "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

         "Agent-Related Persons" means BofA, Fleet, Key, Deutsche and BMO and any successor Administrative Agent arising under Section 12.9, together with their respective Affiliates (including, in the case of BofA and Fleet the Arrangers), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "Agents" means the Administrative Agent, BofA and Fleet as Syndication Agents, and Deutsche and Key as Documentation Agents.

         "Agreement" means this Credit Agreement.

         "Annual Statement" means the annual financial statement of any insurance company as required to be filed with the Department, together with all exhibits or schedules filed therewith, prepared in conformity with SAP. References to amounts on particular exhibits, schedules, lines, pages and columns on such Annual Statements are based on the formats promulgated by the NAIC for 2000 Annual Statements for the applicable type of insurance company. If such format is changed in future years so that different information is contained in such items or they no longer exist, it is understood that the reference is to information consistent with that recorded in the referenced item in the 2000 Annual Statement of the applicable insurance company.

         "Applicable Margin" means, at any time, with respect to Eurodollar Rate Loans or the Facility Fee, the rate per annum determined in accordance with the following:

          A. If and so long as either (i) there is neither a Parent S&P Rating nor a Parent Moody's Rating or (ii) the Demutualization Conditions Effective Date has not occurred, the Applicable Margins shall be the rates per annum determined pursuant to the following:

FOR THE APPLICABLE MARGIN FOR EURODOLLAR RATE LOANS PRIOR TO THE DEMUTUALIZATION CONDITIONS EFFECTIVE DATE

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               PLIC S&P RATING                          PLIC MOODY'S RATING             APPLICABLE MARGIN FOR EURODOLLAR
                                                                                                   RATE LOANS
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
        Greater Than or Equal To AA+               Greater Than or Equal To Aa1                       .25%

Greater Than or Equal To A but Less Than AA+   Greater Than or Equal To A2 but Less                   .30%
                                                             Than Aa1

          Less Than or Equal To A-                   Less Than or Equal To A3                         .36%
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

FOR THE APPLICABLE MARGIN FOR EURODOLLAR RATE LOANS ON AND AFTER THE DEMUTUALIZATION CONDITIONS EFFECTIVE DATE WHEN NO PARENT MOODY'S RATING OR PARENT S&P RATING

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WHEN PARENT                                   AND
TOTAL DEBT TO                                                WHEN PLIC'S S&P RATING/PLIC MOODY'S RATING IS AS
CAPITALIZATION                                               INDICATED BELOW, THE APPLICABLE MARGIN FOR
RATIO IS                                                     EURODOLLAR RATE LOANS SHALL BE
---------------------------------------------------------------------------------------------------------------------------------
                                                            Greater Than or
                                                               Equal To            Greater Than or          Less Than or Equal
                                                               AA+/Aa1              Equal To A/A2               To A-/A3
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
      Less Than or Equal To 22.5%                                .25%                   .30%                      .40%

  Greater Than 22.5% but Less Than or                            .36%                   .36%                      .46%
             Equal To 32.5%

  Greater Than 32.5% but Less Than or                            .65%                   .65%                      .75%
              Equal To 34%
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


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
FOR THE APPLICABLE MARGIN FOR THE FACILITY FEE PRIOR TO DEMUTUALIZATION CONDITIONS EFFECTIVE DATE AND WHEN NO PARENT S&P RATING OR PARENT MOODY'S RATING IS AVAILABLE

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             PLIC S&P RATING                         PLIC MOODY'S RATING                    APPLICABLE MARGIN FOR FACILITY FEE
---------------------------------------------------------------------------------------------------------------------------------
      Greater Than or Equal To AA+               Greater Than or Equal To Aa1                             .075%

  Greater Than or Equal To A+ but Less       Greater Than or Equal To A1 but Less                          .10%
                Than AA+                                   Than Aa1

                    A                                         A2                                           .12%

        Less Than or Equal To A-                   Less Than or Equal To A3                                .17%
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

          B. From and After the Demutualization Conditions Effective Date, Applicable Margins shall be the rates per annum determined pursuant to the following if and when a Parent S&P Rating or Parent Moody's Rating is available.

----------------------------------------------------------------------------------------------------------------------
       PARENT S&P RATING            PARENT MOODY'S RATING        APPLICABLE MARGIN FOR        APPLICABLE MARGIN FOR
                                                                 EURODOLLAR RATE LOANS            FACILITY FEE
----------------------------------------------------------------------------------------------------------------------
  Greater Than or Equal To AA     Greater Than or Equal To               .25%                         .075%
                                             Aa2

  Greater Than or Equal To A      Greater Than or Equal To               .30%                         .10%
        but Less Than AA            A2 but Less Than Aa2

              A-                             A3                          .36%                         .12%

             BBB+                           Baa1                         .65%                         .15%

   Less Than or Equal To BBB     Less Than or Equal To Baa2              .85%                         .17%
----------------------------------------------------------------------------------------------------------------------

         In determining the Applicable Margins pursuant to the foregoing, the following principles shall be used:

                   (a) The terms "Parent S&P Rating" and "Parent Moody's Rating" shall for all purposes of this Agreement mean the ratings solicited by the Parent from and issued by S&P or Moody's, respectively, for the long term unsecured debt of the Parent and the terms "PLIC S&P Rating" and "PLIC Moody's Rating" shall mean the ratings solicited by PLIC from and issued by S&P or Moody's, as applicable, of the financial strength of PLIC. The term "Rating" shall refer to any of the forgoing ratings.

                   (b) If only an S&P Rating or a Moody's Rating of the applicable type (i.e., for the Parent's long term unsecured debt or for PLIC's financial strength, as applicable) is available then the Applicable Margins shall be determined on the basis of the Rating which is available but if both such Ratings are available and the Ratings are split (i.e., the Ratings are not at the same level as contemplated by the foregoing grids) then the Applicable Margins shall be determined based upon whichever of the two Ratings yields the highest Applicable Margin.

                   (c) Changes in the Applicable Margins resulting from Rating changes or from Ratings becoming, or ceasing to be, available shall become effective upon the date of the occurrence in question; changes in Applicable Margins resulting from changes in the Parent Total Debt to Capitalization Ratio shall become effective on the date the ParenT submits the Compliance Certificate indicating that the Parent Total Debt to Capitalization Ratio has changed, provided that if a Compliance Certificate is not timely submitted and it would indicate that a change has occurred which would result in an increase in an Applicable Margin, such change shall be deemed effective on the last day such Compliance Certificate could have been submitted in compliance with the timing requirements of Section 6.2(a) hereof; and changes in the Applicable Margin for Eurodollar Rate Loans resulting from the occurrence of the Demutualization Conditions Effective Date shall be effective on that date. If in order to determine the Applicable Margin for Eurodollar Rate Loans as of the Demutualization Conditions Effective Date it is necessary to compute the Parent Total Debt to Capitalization Ratio, the Parent shall provide the Administrative Agent with a computation thereof using the most recent consolidated financial statements of PLIC and its Subsidiaries submitted to the Banks pursuant to Section 5.11 or
         6.1 hereof and adjusted to reflect the consolidation of the Parent with PLIC and its Subsidiaries and the transactions occurring as part of or in connection with the Demutualization (including those related to PXP no longer being a Subsidiary of PLIC if the Destacking Date occurs substantially concurrently with the Demutualization Conditions Effective Date).

                   (d) References to rating categories hereinabove are references to such categories as presently determined by S&P and Moody's and in the event a ratings system referred to hereinabove is changed by any such rating agency, each reference to a particular rating set forth in this Agreement shall be deemed to be a reference to the rating under such changed rating system which, in the reasonable judgment of the Administrative Agent, after consultation with the rating service involved, most closely approximates the level of financial condition associated with the particular rating as currently defined.

                   (e) In the event that when part A of the definition of the term "Applicable Margins" is applicable (with the result that the Applicable Margins are being determined pursuant thereto) neither a PLIC S&P Rating nor a PLIC Moody's Rating is available, the Applicable Margin for the Facility Fee shall be determined by the Administrative Agent, after consultation with the other Agents and the Parent, to as closely approximate what the Administrative Agent believes such Applicable Margin would be were one or more of such ratings available, the Administrative Agent's judgment to be final and conclusive.

                   (f) The Applicable Margins shall initially be .30% per annum for Eurodollar Rate Loans and .10% per annum for the Facility Fee and shall thereafter be subject to adjustment as hereinabove set forth.

         "Arrangers" means Banc of America Securities LLC and Fleet Securities, Inc.

         "Assignee" has the meaning specified in subsection 13.8(a).

         "Assignment and Acceptance" has the meaning specified in Section
13.8(a).

         "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel, the non-duplicative allocated cost of internal legal services and all disbursements of internal counsel.

         "Banks" means the financial institutions from time to time parties hereto other than the Borrowers.

         "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.), as amended from time to time.

         "Base Rate" means, for any day, a rate per annum equal to the higher of: (a) 0.50% per annum above the Federal Funds Rate in effect for such date; and (b) the rate of interest announced by BMO from time to time as its prime commercial rate for Dollar loans made in the United States (it being understood that such rate may not be BMO's best or lowest rate), as in effect on such day. Any change in the Base Rate resulting from a change in such prime commercial rate shall take effect at the opening of business on the day specified in the announcement of such change.

         "Base Rate Loan" means a Loan that bears interest based on the Base
Rate.

         "BMO" means Bank of Montreal, a chartered bank of Canada.

         "BofA" means Bank of America, N.A., a national banking association.

         "Borrowers" means the Parent (from and after the Demutualization Conditions Effective Date only), PLIC and PXP and each of them and "Borrower" means any of the Borrowers. It is understood that no Borrower is liable for the Loans of the others or costs and expenses related thereto except to the extent it has guaranteed same pursuant to Article X hereof.

         "Borrowing" means a borrowing hereunder consisting of Loans of the same type made to the same Borrower on the same day by the Banks under Article II, and, other than in the case of Base Rate Loans, having the same Interest Period.

         "Borrowing Date" means any date on which a Borrowing occurs under
Section 2.3.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or Chicago are authorized or required by law to close and, if the applicable Business Day relates to any Eurodollar Rate Loan, means such a day on which dealings are carried on in the applicable Eurodollar dollar interbank market.

         "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

         "Change of Control" means

                   (a) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the voting power of the Parent;

                   (b) the failure of the Parent to own, either directly or indirectly, free and clear of all Liens or other encumbrances, all of the outstanding shares of the voting stock of the other Borrowers at any time on or after the Demutualization;

                  (c) at any time prior to the Demutualization, PLIC ceases to be a mutual insurance company owned by its policyholders; or

                  (d) at any time prior to the Destacking Date, PXP ceases to be a Wholly Owned Subsidiary of PLIC.

         "Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder, all as amended from time to time.

         "Commitment," as to each Bank, has the meaning specified in Section
2.1. As of the date of this Agreement, the amount of the combined Commitments of all Banks is $375,000,000.

         "Company Action Level" means 200% of the Authorized Control Level Risk-Based Capital of PLIC. The Authorized Control Level Risk-Based Capital of PLIC shall be computed in the manner from time to time prescribed by the Insurance Department of the State of New York for inclusion in the Annual Statement of PLIC to such Department. Such Authorized Control Level Risk-Based Capital currently appears on page 22 of such statement in column 1, line 28.

         "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

         "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse,
(a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations, shall be equal to the maximum reasonably anticipated liability in respect thereof.

         "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

         "Conversion/Continuation Date" means any date on which, under Section 2.4, a Borrower (a) converts Loans of one Type to another Type, or (b) continues as Eurodollar Rate Loans, but with a new Interest Period, Eurodollar Rate Loans having Interest Periods expiring on such date.

         "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

         "Demutualization" means the transaction or series of transactions pursuant to which PLIC is converted into a stock life insurance company pursuant to Section 7312 of the New York Insurance Law as amended from time to time, the corporate existence of PLIC continues, PLIC becomes a Wholly-Owned Subsidiary of the Parent, PLIC's name is changed to "Phoenix Life Insurance Company" and the financial condition of PLIC does not differ materially from its financial condition immediately prior to giving effect to the foregoing transaction.

         "Demutualization Conditions Effective Date" means the date as of which all of the following conditions have been satisfied: (i) all material governmental, creditor, policyholder and other third party approvals and consents necessary in connection with the consummation of the Demutualization shall have been obtained and remain in effect and any applicable waiting period shall have expired, (ii) the Demutualization shall have occurred, (iii) there shall be no pending or threatened litigation or governmental proceeding with respect to the Demutualization in which there is a reasonable possibility of an adverse outcome which would reasonably be expected to have a Material Adverse Effect except for such thereof as has been approved in writing by the Majority Banks, (iv) the representations and warranties contained in Article V are true and correct on and as of the date of the certificate required by clause (vii) hereof as though made on and as of such date and after giving effect to the Demutualization, (v) no Default or Event of Default shall have occurred and be continuing as of the date of the certificate called for by clause (vii) hereof,
(vi) there shall have occurred during the period from March 31, 2001 to the date of the certificate called for by clause (vii) hereof no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect and (vii) the Administrative Agent shall have received a certificate signed by a Responsible Officer of the Parent in the form annexed hereto as Exhibit H.

         "Department" means the applicable Governmental Authority of the state of domicile of an insurance company responsible for the regulation of said insurance company.

         "Destacking Date" means the date as of which PXP ceases to be a Subsidiary of PLIC, provided that the Destacking Date shall not be deemed to have occurred unless immediately after giving effect to the foregoing transaction (i) PXP is a Wholly-Owned Subsidiary of the Parent, (ii) no Default or Event of Default has occurred, is continuing and has not been waived as permitted hereby, (iii) the Parent has delivered a certificate, signed by a Responsible Officer, in the form annexed hereto as Exhibit G to the Administrative Agent (the Administrative Agent shall promptly advise each of the Bank's of its receipt of such certificate and shall provide them with a copy of same) and (iv) the Demutualization Conditions Effective Date has occurred.

         "Deutsche" means Deutsche Bank AG, New York Branch.

         "Dollars," "dollars" and "$" each mean lawful money of the United
States.

         "Effective Date" means the date as of which the conditions precedent to the initial Loans as specified in Section 4.1 hereof are satisfied.

         "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000 (or its equivalent in foreign currency);
(ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000 (or its equivalent in foreign currency), provided that such bank is acting through a branch or agency located in the United States; (iii) a Person that is primarily engaged in the business of commercial banking and that is (A) a Subsidiary of a Bank, (B) a Subsidiary of a Person of which a Bank is a Subsidiary, or (C) a Person of which a Bank is a Subsidiary; and (iv) any other Person agreed to by the Borrowers and the Administrative Agent.

         "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

         "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder, all as from time to time amended.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Parent, PLIC or PXP within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

         "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Parent, PLIC, PXP or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Parent, PLIC, PXP or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Parent, PLIC, PXP or any ERISA Affiliate.

         "Eurodollar Rate" means, with respect to the Interest Period applicable to any Eurodollar Loan, a rate of interest per annum, determined pursuant to the following formula:

         Eurodollar Rate =                      LIBOR Rate
                                    ------------------------------------
                                    100% - Eurodollar Reserve Percentage

         "Eurodollar Reserve Percentage" means, for any day during an Interest Period for a Borrowing of Eurodollar Rate Loans, the maximum rate at which reserves (including, without limitation, any supplemental, marginal and emergency reserves) are imposed on such day by the Board of Governors of the Federal Reserve System (or any successor) on "Eurocurrency liabilities", as defined in such Board's Regulation D (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Loans is determined on any category of extension of credit or other assets that include loans by non-United States offices of any Bank to United States residents) subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. The Eurodollar Rate shall automatically be adjusted as of the date of any change in the Eurodollar Reserve Percentage.

         "Eurodollar Rate Loan" means a Loan that bears interest based on the Eurodollar Rate.

         "Event of Default" means any of the events or circumstances specified in Section 11.1.

         "Exchange Act" means the Securities and Exchange Act of 1934, and regulations promulgated thereunder.

         "Existing Credit Agreements" shall mean the Credit Agreement dated as of August 14, 1997 among PXP (then known as Phoenix Duff & Phelps Corporation), PLIC, The Bank of New York as Administrative Agent and the other agents and financial institutions party thereto, as heretofore amended, (ii) the Credit Agreement dated as of March 17, 1999 among PXP, PLIC, BofA as Administrative Agent and the other agents and financial institutions party thereto as heretofore amended, (iii) the Credit Agreement dated as of August 18, 1999 among PLIC, Bank of Montreal as Administrative Agent and the other agents and financial institutions party thereto as heretofore amended and (iv) the Credit Agreement dated as of November 1, 1996 among PLIC, PM Holdings, Inc., The Bank of New York as Administrative Agent and the other agents and financial institutions party thereto as heretofore amended.

         "Facility Fee" means the fee payable pursuant to Section 2.9(b) hereof.

         "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

         "Federal Funds Rate" means, for any day, a rate per annum (expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average of the quotations for such day on such transactions received by BMO as determined by BMO and reported to the Administrative Agent.

         "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

         "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date hereof.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Guaranty Obligation" has the meaning specified in the definition of "Contingent Obligation."

         "Highest Lawful Rate" means as to any Bank, the maximum rate of interest, if any, that at any time or from time to time may be contracted for, taken, charged or received by such Bank on the obligations owed to it under the laws applicable to such Bank and this transaction.

         "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases; (g) all monetary obligations of such Person under a so-called synthetic or tax retention lease, or any other agreement for the use or possession of property creating obligations which do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as Indebtedness of such Person (without regard to accounting treatment); (h) all net obligations with respect to Swap Contracts; (i) all indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (j) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above.

         "Indemnified Liabilities" has the meaning specified in Section 13.5.

         "Indemnified Person" has the meaning specified in Section 13.5.

         "Independent Auditor" has the meaning specified in subsection 6.1(a).

         "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

         "Insurance Code" means with respect to any insurance company, the insurance code of the state of domicile and any successor statute of similar import together with the regulations thereunder as amended or otherwise modified and in effect from time to time. References to sections of the Insurance Code shall be construed to also refer to successor sections.

         "Interest Payment Date" means, as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar quarter and each date such Loan is converted into another Type of Loan, provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the date that falls every successive three months after the beginning of such Interest Period and the last day thereof is also an Interest Payment Date.

         "Interest Period" means, as to any Eurodollar Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Eurodollar Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the applicable Borrower in its Notice of Borrowing or Notice of Conversion/Continuation;

provided that:

                   (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                  (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

                  (iii) no Interest Period shall extend beyond the Termination Date; and

                  (iv) subject to clauses (i) through (iii) hereof, Interest Periods may be of a duration of nine or twelve months if requested by the applicable Borrower and if each Bank has advised the Administrative Agent that U.S. dollar deposits of such duration are readily available to it in the offshore interbank market.

         "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

         "Joint Venture" means a single-purpose corporation, partnership, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Parent, PLIC, PXP or any of their Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

         "Key" means Key Bank National Association, a national banking association.

         "Lending Office" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Eurodollar Lending Office," as the case may be, on Schedule 13.2, or such other office or offices as such Bank may from time to time notify the Borrowers and the Administrative Agent.

         "LIBOR Rate" means, for any Interest Period applicable to a Borrowing of Eurodollar Rate Loans, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upwards or downwards, if necessary, to the nearest 1/100 of 1%) at which deposits in U.S. dollars in immediately available funds are offered to the Administrative Agent at 11:00 a.m. (London, England time) two (2) Business Days before the beginning of such Interest Period by three (3) or more major lenders in the interbank eurodollar market selected by the Administrative Agent for a period equal to such Interest Period and in an amount equal or comparable to the principal amount of the Eurodollar Rate Loan scheduled to be made by the Administrative Agent during such Interest Period. "LIBOR Index Rate" means for any Interest Period applicable to a Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period, which appears on the Telerate Page 3750 as of 11:00 a.m. (London, England time) on the date two Business Days before the commencement of such Interest Period.

         "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor under the Uniform Commercial Code or any comparable law (other than a filing made in connection with a true sale of accounts receivable or a precautionary filing made in connection with a true lease) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

         "Loan" means an extension of credit by a Bank to a Borrower under
Article II, and may be a Base Rate Loan or an Eurodollar Rate Loan (each, a "Type" of Loan).

         "Loan Documents" means this Agreement, any Notes and all other certificates and documents required to be delivered to the Administrative Agent or any Bank in connection herewith.

         "Majority Banks" means at any time Banks then holding at least 66-2/3% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, Banks then having at least 66-2/3% of the aggregate Commitments.

         "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the FRB.

         "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, management, business, properties, condition (financial or otherwise) or prospects of the Parent and its Subsidiaries taken as a whole or, prior to the Demutualization Conditions Effective Date of PLIC and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any of the Parent, PLIC or PXP to perform under any Loan Document or to avoid any Event of Default; or (c) an adverse effect upon the legality, validity, binding effect or enforceability against any of the Parent, PLIC or PXP of any Loan Document.

         "Moody's" means Moody's Investors Services, Inc.

         "Multiemployer Plan" means a "Multi employer plan," within the meaning of Section 4001(a)(3) of ERISA, to which the Parent, PLIC or PXP or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

         "Note" means a promissory note executed by a Borrower in favor of a Bank pursuant to subsection 2.2(b) in substantially the form of Exhibit F.

         "Notice of Borrowing" means a notice in substantially the form of Exhibit A.

         "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit B.

         "Obligations" means the principal of and interest on the Loans and all other fees, advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Parent, PLIC, PXP or any of them to any Bank, any Agent, or any other Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

         "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

         "Parent" is defined in the introductory paragraph hereof.

         "Parent Total Debt to Capitalization Ratio" means the ratio for the Parent and its Subsidiaries, computed on a consolidated basis in accordance with GAAP, of its Indebtedness, to the sum of its Indebtedness plus its Shareholders Equity.

         "Participant" has the meaning specified in subsection 13.8(d).

         "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

         "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which any of the Parent, PLIC or PXP sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

         "Permitted Liens" has the meaning specified in Section 7.1.

         "Person" means an individual, partnership, limited liability company, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

         "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which any of the Parent, PLIC or PXP sponsors or maintains or to which any of them makes, is making, or is obligated to make contributions and includes any Pension Plan.

         "PLIC" is defined in the introductory paragraph hereof.

         "PLIC Total Debt to Capitalization Ratio" means the ratio for PLIC and its Subsidiaries computed on a consolidated basis in accordance with GAAP of its Indebtedness to the sum of its Indebtedness plus "Total Equity". "Total Equity" means as of the time of determination the total equity for PLIC and its Subsidiaries as would be reported on a GAAP consolidated balance sheet of PLIC.

         "Primary Insurance Subsidiaries" means PLIC (from and after the Demutualization Conditions Effective Date) and those other Primary Subsidiaries principally engaged in the business of insurance.

         "Primary Subsidiaries" means PXP, PLIC (from and after the Demutualization Conditions Effective Date) and any other Subsidiary of the Parent or PLIC which at the time of determination has capital or a net worth in excess of $25,000,000.

         "Pro Rata Share" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks.

         "PXP" is defined in the introductory paragraph.

         "PXP Total Debt to Capitalization Ratio" means the ratio for PXP and its Subsidiaries computed on a consolidated basis in accordance with GAAP of its Indebtedness (less 50% of its Indebtedness constituting Subordinated Debt) to the sum of its Indebtedness (less 50% of its Indebtedness constituting Subordinated Debt) plus its Shareholders' Equity.

         "Reportable Event" means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

         "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

         "Responsible Officer" means, with respect to any Person, any one of the chief executive officer, the president, any executive vice president, or the treasurer of such Person, or any other officer having substantially the same authority and responsibility.

         "Risk Based Capital Ratio" means, as of any time the same is to be determined, the ratio of adjusted capital of PLIC to the Company Action Level of PLIC. Adjusted capital, for the purpose of this definition, shall be computed in the manner from time to time prescribed by the Insurance Department of the State of New York as total adjusted capital for inclusion in the Annual Statement of PLIC to such department (currently appearing on page 22 of such annual statement in column 1, line 27 and currently consisting of capital and surplus, the asset valuation reserve of PLIC and 50% of PLIC's dividend liability).

         "S&P" means Standard & Poor's Ratings Services, a division of McGraw Hill, Inc.

         "SAP" means, as to PLIC, the statutory accounting principles prescribed or permitted by the Department, or in the event that the Department fails to prescribe or address such practices, the NAIC guidelines.

         "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

         "Shareholders' Equity" means the shareholders' equity of the applicable Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

         "Subordinated Debt" means (i) PXP's subordinated note due March 1, 2006 in the principal sum of $69,018,833 and payable to the order of PLIC (provided that such note shall constitute Subordinated Debt only if and so long as there are no changes in the subordination provisions applicable thereto or to the interest rate or maturity date thereof) and (ii) any other Indebtedness of the person in question which is subordinate to the Obligations by subordination provisions approved in writing by the Majority Banks and having a maturity date and interest rate approved in writing by the Majority Banks.

         "Subsidiary" of a Person means any corporation, limited liability company, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. The foregoing to the contrary notwithstanding, a partnership or joint venture formed for the purpose of making or managing investments in the ordinary course of business shall not be a Subsidiary if the Person in question directly or indirectly owns less than 50% of the equity in the entity in question, provided that any Indebtedness of such entity for which the Person in question is liable (whether by contract, operation of law or otherwise) shall constitute Indebtedness of the Person in question. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Parent from and after the Demutualization Conditions Effective Date and to a Subsidiary of PLIC prior thereto.

         "Surety Instruments" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

         "Surplus Notes" means surplus notes issued in accordance with Section 1307 of the New York Insurance Law and which are payable only out of free and divisible surplus with the prior approval of the Department.

         "Swap Contract" means any agreement (including any master agreement and any agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, forward foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swaption, currency option or any other, similar agreement (including any option to enter into any of the foregoing).

         "Termination Date" means the earlier to occur of:

                  (a) June 10, 2005; and

                  (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

         "Type" has the meaning specified in the definition of "Loan."

         "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         "United States" and "U.S." each means the United States of America.

         "Wholly-Owned Subsidiary" means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the parent entity in question or by one or more of the other Wholly-Owned Subsidiaries thereof, or both.

         Section 1.2. Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

         (b) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

         (ii) The term "including" is not limiting and means "including without limitation."

         (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

         (d) Except as otherwise stated, the terms "determine" or "determination" mean to reasonably determine or reasonable determination, respectively.

         (e) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

         (f) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

         (g) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

         (h) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agents, the Borrowers and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agents merely because of the Agents' or Banks' involvement in their preparation.

         Section 1.3. Accounting Principles. (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

         (b) References herein to "fiscal year" and "fiscal quarter" refer to calendar years and calendar quarters, respectively.

                                   ARTICLE II

                                   THE CREDITS

         Section 2.1. Amounts and Terms of Commitments. Each Bank severally agrees, on the terms and conditions set forth herein, to make loans to the Borrowers (each such loan, a "Loan") from time to time on any Business Day during the period from the Effective Date to the Termination Date, in an aggregate amount not to exceed at any time outstanding, together with the principal amount of Loans outstanding in favor of such Bank at such time, the amount set forth next to such Bank's name on Schedule 2.1 (such amount as the same may be reduced under Section 2.5 or as a result of one or more assignments under Section 13.8, the Bank's

"Commitment"); provided, however, that, after giving effect to any Borrowing, the aggregate principal amount of all outstanding Loans shall not at any time exceed the combined Commitments. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.1, prepay under Section 2.6 and reborrow under this Section 2.1.

         Section 2.2. Loan Accounts. (a) The Loans made by each Bank to each Borrower shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. The loan accounts or records maintained by the Administrative Agent shall be conclusive absent manifest error of the amount of the Loans made by the Banks to each Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Loans.

         (b) Upon the request of any Bank made through the Administrative Agent, the Loans made by such Bank to each Borrower may be evidenced by one or more Notes, instead of loan accounts. Each such Bank shall endorse on the reverse of or on schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it to the applicable Borrower and the amount of each payment of principal made by each Borrower with respect thereto. Each such Bank is irrevocably authorized by each Borrower to endorse its Note(s); provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Borrowers hereunder or under any such Note to such Bank.

         Section 2.3. Procedure for Borrowing. (a) Each Borrowing shall be made upon the applicable Borrower's irrevocable written notice delivered to the Administrative Agent in the form of a Notice of Borrowing (which notice must be received by the Administrative Agent prior to 11:00 a.m. (New York City time)
(i) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Rate Loans; and (ii) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans (same day notice may be given for the initial Borrowing of Base Rate Loans if given by 10:00 a.m. (New York City time)), specifying:

                  (A) the amount of the Borrowing, which shall be in an aggregate minimum amount of $5,000,000 or any multiple of $1,000,000 in excess thereof;

                  (B) the requested Borrowing Date, which shall be a Business
         Day;

                  (C) the Type of Loans comprising the Borrowing; and

                  (D) in the case of Eurodollar Rate Loans, the duration of the Interest Period applicable to such Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Eurodollar Rate Loans, such Interest Period shall be three months.

         (b) After giving effect to any Borrowing, there may be no more than 15 different Interest Periods in effect.

         Section 2.4. Conversion and Continuation Elections. (a) Each Borrower may, upon irrevocable written notice to the Administrative Agent in accordance with subsection 2.4(b):

                   (i) elect, as of any Business Day, in the case of its Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of its Eurodollar Rate Loans, to convert any such Loans (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into Loans of any other Type; or

                  (ii) elect, as of the last day of the applicable Interest Period, to continue any Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

provided, that if at any time the aggregate amount of Eurodollar Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $5,000,000, such Eurodollar Rate Loans shall automatically convert into Base Rate Loans.

         (b) The applicable Borrower shall deliver a Notice of Conversion/Continuation to be received by the Administrative Agent not later than 11:00 a.m. (New York City time) at least (i) three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Eurodollar Rate Loans; and (ii) one Business Day in advance of the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

                  (A) the proposed Conversion/Continuation Date;

                  (B) the aggregate amount of Loans to be converted or continued;

                  (C) the Type of Loans resulting from the proposed conversion or continuation; and

                  (D) in the case of continuations of or conversions into Eurodollar Rate Loans, the duration of the requested Interest Period.

         (c) If upon the expiration of any Interest Period applicable to Eurodollar Rate Loans, the applicable Borrower has failed to select timely a new Interest Period to be applicable to such Eurodollar Rate Loans, or if any Default or Event of Default then exists, such Borrower shall be deemed to have elected to convert such Eurodollar Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

         (d) The Administrative Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the applicable Borrower, the Administrative Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

         (e) Unless the Majority Banks otherwise agree, with respect to all Loans during the existence of a Default or Event of Default, the Borrowers may not elect to have a Loan converted into or continued as an Eurodollar Rate Loan.

         (f) After giving effect to any conversion or continuation of Loans, there may not be more than 15 different Interest Periods in effect.

         Section 2.5. Voluntary Termination or Reduction of Commitments. The Borrowers may, upon not less than three Business Days' prior notice to the Administrative Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum amount of $5,000,000 or any multiple of $1,000,000 in excess thereof; provided, however, that after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the then- outstanding principal amount of the Loans may not exceed the amount of the combined Commitments then in effect. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share. All accrued facility fees to, but not including the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

         Section 2.6. Optional Prepayments. Subject to Section 3.4, any Borrower may, at any time or from time to time, upon not less than three Business Days' (or one Business Day's, in the case of Base Rate Loans) irrevocable notice to the Administrative Agent, ratably prepay its Loans in whole or in part, in minimum amounts of $5,000,000 or any multiple of $1,000,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to
Section 3.4.

         Section 2.7. Repayment. Each Borrower shall repay to the Banks on the Termination Date the aggregate principal amount of the Loans to it which are outstanding on such date.

         Section 2.8. Interest. (a) Each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Eurodollar Rate or the Base Rate, as the case may be (and subject to the applicable Borrower's right to convert to other Types of Loans under Section 2.4), plus the Applicable Margin, in the case of Eurodollar Rate Loans.

         (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans under Section 2.6 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, with respect to any Loan during the existence of any Event of Default, interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Majority Banks.

         (c) Notwithstanding subsection (a) of this Section with respect to any Loan, while any Event of Default exists or after acceleration, the applicable Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Loans, at a rate per annum which is determined by adding 2% per annum to the Applicable Margin then in effect for such Loans and, in the case of Base Rate Loans, at a rate per annum equal to the Base Rate plus 2%; provided, however, that, on and after the expiration of any Interest Period applicable to any Eurodollar Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate plus 2%.

         (d) Highest Lawful Rate. At no time shall the interest rate payable on the Loans of any Bank, together with the fees and all other amounts payable under the Loan Documents to such Bank, to the extent the same are construed to constitute interest, exceed the Highest Lawful Rate applicable to such Bank. If with respect to any Bank for any period during the term of this Agreement, any amount paid to such Bank under the Loan Documents, to the extent the same shall (but for the provisions of this Section) constitute or be deemed to constitute interest, would exceed the maximum amount of interest permitted by the Highest Lawful Rate applicable to such Bank during such period (such amount being hereinafter referred to as an "Unqualified Amount"), then (i) such Unqualified Amount shall be applied or shall be deemed to have been applied as a prepayment of the Loans of such Bank, and (ii) if in any subsequent period during the term of this Agreement, all amounts payable under the Loan Documents to such Bank in respect of such period which constitute or shall be deemed to constitute interest shall be less than the maximum amount of interest permitted by the Highest Lawful Rate applicable to such Bank during such period, then the Borrowers shall pay to such Bank in respect of such period an amount (each a "Compensatory Interest Payment") equal to the lesser of (x) a sum which, when added to all such amounts, would equal the maximum amount of interest permitted by the Highest Lawful Rate applicable to such Bank during such period, and (y) an amount equal to the Unqualified Amount less all other Compensatory Interest Payments made in respect thereof.

         Section 2.9. Fees. (a) Arrangement, Agency Fee. The Parent shall pay such fees to the Arrangers and the Agents for their own accounts as may be agreed to between the Parent and the Arrangers and the Agents from time to time.

                  (b) Facility Fee. The Parent shall pay to the Administrative Agent for the account of each Bank a facility fee on such Bank's Commitment, whether or not in use, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter as calculated by the Administrative Agent, at the rate per annum equal at all times to the Applicable Margin for such fee. Such facility fee shall accrue from the Effective Date to the Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter (commencing on June 30, 2001) through the Termination Date, with the final payment to be made on the Termination Date; provided that, in connection with any reduction or termination of Commitments, the accrued facility fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The facility fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Section 4.2 are not met.

         (c) Usage Fee. The Parent shall pay to the Administrative Agent for the account of each Bank a usage fee at the rate of .05% per annum on the full aggregate outstanding principal amount of such Bank's Loans for each day when such aggregate outstanding principal balance exceeds 50% of its Commitment, such fee to be computed for each day on which such an excess exists but to be payable quarterly in arrears on the last Business Day of each calendar quarter through the Termination Date, with the final payment to be made on the Termination Date, provided that if the Commitments are terminated in whole, the accrued usage fee calculated for the period ending on the date of such termination in whole shall be paid on that date.

         (d) Closing Fee. On the date hereof the Parent shall pay to each Bank a closing fee in the amount which has been agreed upon between them.

        Section 2.10. Computation of Fees and Interest. (a) All computations of interest for Base Rate Loans when the Base Rate is determined by the prime commercial rate of BMO and all computations of Facility Fees shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each Interest Period or other period during which interest or such fees are computed from the first day thereof to but excluding the last day thereof.

         (b) Each determination of an interest rate by the Administrative Agent shall be conclusive and binding on the Borrowers and the Banks in the absence of manifest error.

        Section 2.11. Payments. (a) All payments to be made by the Borrowers or any of them shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all such payments shall be made to the Administrative Agent for the account of the Banks at the Administrative Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 12:00 p.m. (New York City time) on the date specified herein. The Administrative Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Administrative Agent later than 12:00 p.m. (New York City time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

         (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

         (c) Unless the Administrative Agent receives notice from a Borrower prior to the date on which any payment is due to the Banks that such Borrower will not make such payment in full as and when required, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent each Borrower has not made such payment in full to the Administrative Agent, such Bank shall repay to the Administrative Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

        Section 2.12. Payments by the Banks to the Administrative Agent. (a) Unless the Administrative Agent receives notice from a Bank on or prior to the Effective Date or, with respect to any Borrowing after the Effective Date, at least one Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Administrative Agent for the account of a Borrower the amount of that Bank's Pro Rata Share of the Borrowing, the Administrative Agent may assume that each Bank has made such amount available to the Administrative Agent in immediately available funds on the Borrowing Date and the Administrative Agent may (but shall not be so required) in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to a Borrower such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Administrative Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the Business Day following the Borrowing Date, the Administrative Agent will notify the applicable Borrower of such failure to fund and, upon demand by the Administrative Agent, such Borrower shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

         (b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

        Section 2.13. Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share, such Bank shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrowers agree that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 13.10) with respect to such participation as fully as if such Bank were the direct creditor of the applicable Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

                                   ARTICLE III

                     TAXES, YIELD PROTECTION AND ILLEGALITY

         Section 3.1. Taxes. (a) Payments to be Free and Clear. All payments by each Borrower or any other Person under the Loan Documents to or for the account of the Administrative Agent, or any Bank (each, an "Indemnified Tax Person") shall be made free and clear of, and without any deduction or withholding for or on account of, any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (including interest, additions to tax, and penalties thereon) imposed, levied, collected, withheld or assessed by the United States or any political subdivision or taxing authority thereof (collectively, "Taxes"), excluding as to any Indemnified Tax Person, (i) a Tax on the Income imposed on such Indemnified Tax Person and (ii) any interest, fees, additions to tax or penalties for late payment thereof (each such nonexcluded Tax, an "Indemnified Tax"). For purposes hereof, "Tax on the Income" shall mean, as to any Person, a Tax imposed by one of the following jurisdictions or by any political subdivision or taxing authority thereof: (i) the United States, (ii) the jurisdiction in which such Person is organized,
(iii) the jurisdiction in which such Person's principal office is located, or
(iv) in the case of each Bank, any jurisdiction in which such Bank's applicable Lending Office is located; which Tax is an income tax or franchise tax imposed on all or part of the net income or net profits of such Person or which Tax represents interest, fees, or penalties for late payment of such an income tax or franchise tax.

         (b) Grossing Up of Payments. If a Borrower or any other Person is required by law, rule, regulation, order, directive, treaty or guideline to make any deduction or withholding (which deduction or withholding would constitute an Indemnified Tax) from any amount required to be paid by it to or on behalf of an Indemnified Tax Person under any Loan Document (i) it shall pay such Indemnified Tax before the date on which penalties attach thereto, such payment to be made for its own account (if the liability to pay is imposed on it) or on behalf of and in the name of such Indemnified Tax Person (if the liability is imposed on such Indemnified Tax Person), and (ii) the sum payable to such Indemnified Tax Person shall be increased as may be necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Indemnified Tax Person receives an amount equal to the sum it would have received had no such deductions or withholdings been made.

         (c) Other Taxes. Each Borrower or other Person agrees to pay any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made by it hereunder or from the execution, delivery or registration of, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Loan Documents or otherwise with respect to, the Loan Documents (collectively, the "Other Taxes").

         (d) Evidence of Payment. Within 30 days after the reasonable request therefor by the Administrative Agent in connection with any payment of Indemnified Taxes or Other Taxes, the applicable Borrower or other Person will furnish to the Administrative Agent the original or a certified copy of an official receipt from the jurisdiction to which payment is made evidencing payment thereof or, if unavailable, a certificate from a Responsible Officer that states that such payment has been made and that sets forth the date and amount of such payment.

         (e) U.S. Tax Certificates. Each Indemnified Tax Person that is organized under the laws of any jurisdiction other than the United States or any political subdivision thereof that is exempt from United States federal withholding tax, or that is subject to such tax at a reduced rate under an applicable treaty, with respect to payments under the Loan Documents shall deliver to the Borrowers, on or prior to the Effective Date (in the case of each Indemnified Tax Person listed on the signature pages hereof) or on the effective date of the Assignment and Acceptance Agreement or other document pursuant to which it becomes an Indemnified Tax Person (in the case of each other Indemnified Tax Person), and at such other times as the Borrowers or the Administrative Agent may reasonably request, Internal Revenue Form W-8 ECI or Form W-8 BEN or other certificate or document required under United States law to establish entitlement to such exemption or reduced rate. No Borrower shall be required to pay any additional amount to any such Indemnified Tax Person under subsection (b) above if such Indemnified Tax Person shall have failed to satisfy the requirements of the immediately preceding sentence with respect to such Borrower; provided that if such Indemnified Tax Person shall have satisfied such requirements on the Effective Date (in the case of each Indemnified Tax Person listed on the signature pages hereof) or on the effective date of the Assignment and Acceptance Agreement or other document pursuant to which it became an Indemnified Tax Person (in the case of each other Indemnified Tax Person), nothing in this subsection shall relieve the Borrowers of their obligation to pay any additional amounts pursuant to subsection (b) in the event that, as a result of any change in applicable law or treaty, such Indemnified Tax Person is no longer properly entitled to deliver certificates, documents or other evidence at a subsequent date establishing the fact that such Indemnified Tax Person is no longer entitled to such exemption or reduced rate.

         Section 3.2. Illegality. (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make Eurodollar Rate Loans, then, on notice thereof by the Bank to the Borrowers through the Administrative Agent, any obligation of that Bank to make Eurodollar Rate Loans shall be suspended until the Bank notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist.

         (b) If a Bank determines that it is unlawful to maintain any Eurodollar Rate Loan, the Borrowers shall, upon receipt of notice of such fact and demand from such Bank (with a copy to the Administrative Agent), prepay in full such Eurodollar Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 3.4, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Eurodollar Rate Loan. If a Borrower is required to so prepay any Eurodollar Rate Loan, then concurrently with such prepayment, such Borrower shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan.

         Section 3.3. Increased Costs and Reduction of Return. (a) If any Bank determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Eurodollar Rate or in respect of the assessment rate payable by any Bank to the FDIC for insuring U.S. deposits) in or in the interpretation of any law or regulation or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans, then the Borrowers shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Administrative Agent), pay to the Administrative Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

         (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation,
(iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Parent through the Administrative Agent, the Parent shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

         Section 3.4. Funding Losses. Each Borrower shall reimburse each Bank and hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

                  (a) the failure of such Borrower to make on a timely basis any payment of principal of any Eurodollar Rate Loan;

                  (b) the failure of such Borrower to borrow, continue or convert a Loan after such Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

                  (c) the failure of such Borrower to make any prepayment in accordance with any notice delivered under Section 2.6;

                  (d) the prepayment or other payment (including after acceleration thereof) of an Eurodollar Rate Loan on a day that is not the last day of the relevant Interest Period; or

                  (e) the automatic conversion under Section 2.4 of any Eurodollar Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

 including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Eurodollar Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Borrowers to the Banks under this Section and under subsection 3.3(a), each Eurodollar Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR Rate used in determining the Eurodollar Rate for such Eurodollar Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan is in fact so funded.

         Section 3.5. Inability to Determine Rates. If the Majority Banks determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Rate applicable pursuant to subsection 2.8(a) for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to the Banks of funding such Loan, the Administrative Agent will promptly so notify the Borrowers and each Bank. Thereafter, the obligation of the Banks to make or maintain Eurodollar Rate Loans, as the case may be, hereunder shall be suspended until the Administrative Agent upon the instruction of the Majority Banks revokes such notice in writing. Upon receipt of such notice, each Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the applicable Borrower does not revoke such Notice, the Banks shall make, convert or continue the Loans, as proposed by such Borrower, in the amount specified in the applicable notice submitted by the applicable Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of Eurodollar Rate Loans,

         Section 3.6. Certificates of Banks. Any Bank or Agent claiming reimbursement or compensation under this Article III shall deliver to the applicable Borrower (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the amount payable to the Bank or Agent hereunder and such certificate shall be conclusive and binding on such Borrower in the absence of manifest error.

         Section 3.7. Survival. The agreements and obligations of the Borrowers in this Article III shall survive the payment of all other Obligations.

                                   ARTICLE IV


                              CONDITIONS PRECEDENT

         Section 4.1. Conditions of Initial Loans. The obligation of each Bank to make its initial Loan hereunder is subject to the following conditions:

                  (a) The Administrative Agent shall have received on or before the initial Borrowing Date all of the following, in form and substance satisfactory to the Administrative Agent and each Bank, and in sufficient copies for each Bank (except for the Notes, of which only the originals shall be signed):

                           (i) Credit Agreement. This Agreement executed by each
                  party hereto;

                           (ii) Notes. The Notes (if any);

                           (iii) Resolutions; Incumbency. (A) Copies of the
                  resolutions of the board of directors of each of the Parent, PLIC and PXP authorizing the transactions contemplated hereby, certified as of the Effective Date by the Secretary or an Assistant Secretary of each of them; and

                            (B) A certificate of the Secretary or Assistant
                  Secretary of each of the Parent, PLIC and PXP certifying the names and true signatures of those of their officers authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by them hereunder;

                           (iv) Organization Documents; Good Standing. Each of
                  the following documents:

                                    (A) the articles or certificate of
                           incorporation and the bylaws of each of the Parent, PLIC and PXP as in effect on the Effective Date, certified by the Secretary or Assistant Secretary of each of them as of the Effective Date; and

                                    (B) a good standing certificate for each of
                           the Parent, PLIC and PXP from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation;

                           (v) Legal Opinions.

                           (A) An opinion of Nancy Engberg, counsel to PXP and
                  addressed to the Agents and the Banks, substantially in the form of Exhibit D-1; and

                           (B) An opinion of John T. Mulrain, counsel to PLIC
                  and addressed to the Agents and the Banks, substantially in the form of Exhibit D-2;

                           (C) An opinion of Tracy L. Rich, counsel to the
                  Parent, and addressed to the Agents and the Banks, substantially in the form of Exhibit D-3.

                           (vi) Certificate. A certificate signed by a
                  Responsible Officer of each of the Parent, PLIC and PXP, dated as of the Effective Date, stating that:

                                    (A) the representations and warranties
                           contained in Article V are true and correct on and as of such date, as though made on and as of such date;

                                    (B) no Default or Event of Default exists or
                           would result from the initial Borrowing;

                                    (C) there has occurred since March 31, 2001,
                           no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

                                    (D) all material third party approvals and
                           consents necessary in connection with the execution and delivery by each of the Parent, PLIC and PXP of the Loan Documents to which it is a party, and the performance by each of the Parent, PLIC and PXP of its obligations under the Loan Documents shall have been obtained and remain in effect and any applicable waiting periods shall have expired.

                           (vii) Other Documents. Such other approvals,
                  opinions, documents or materials as the Administrative Agent or any Bank may request.

                  (b) The Commitments to extend credit under the Existing Credit Agreements shall have been terminated and the principal of and interest on all loans outstanding thereunder, together with all accrued and unpaid commitment and/or facility fees, shall have been paid in full (it being acknowledged that such a repayment may be out of the proceeds of the initial Borrowing hereunder). Each Bank party hereto which is also a lender party to an Existing Credit Agreement hereby waives any requirements set forth in the Existing Credit Agreement to which it is a party for prior notice of the termination of the commitments thereunder and/or the repayment of the loans and/or fees due thereunder to the extent, but only to the extent, that the termination of such commitments and/or the repayment of such loans is occurring substantially concurrently with this Agreement becoming effective. The foregoing waivers shall not (i) constitute a waiver of any condition or requirement of any Existing Credit Agreement that payments of principal or interest be received by a certain time on the date of payment in order to avoid the imposition of additional interest for the payment date and for any non-business days immediately following the payment date and (ii) the foregoing waiver shall not preclude the right of the banks party to the Existing Credit Agreements to be compensated, in accordance with the terms of the Existing Credit Agreements, for any loss, cost or expense (including loss of profit) incident to the prepayment of the loans outstanding thereunder which bears interest at a fixed rate and which is being prepaid on a day other than a date which, pursuant to the terms of the applicable Existing Credit Agreement, would avoid the requirement that the applicable Borrower reimburse such banks for such losses, costs or expenses.

         Section 4.2. Conditions to All Borrowings. The obligation of each Bank to make any Loan to be made by it (including its initial Loan) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing
Date:

                  (a) Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing;

                  (b) Continuation of Representations and Warranties. The representations and warranties in Article V shall be true and correct on and as of such Borrowing Date with the same effect as if made on and as of such Borrowing Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date and in the case of
         Section 5.16, as otherwise permitted hereunder); and

                  (c) No Existing Default. No Event of Default or Default shall exist or shall result from such Borrowing.

Each Notice of Borrowing submitted hereunder shall constitute a representation and warranty by the applicable Borrower hereunder, as of the date of each such notice and as of each Borrowing Date, that the conditions in Section 4.2 are satisfied.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         The Parent, PLIC and PXP represent and warrant to each Agent and each Bank that as of the Effective Date and at all times thereafter except to the extent that any representation or warranty herein expressly refers only to a certain date:

         Section 5.1. Corporate Existence and Power. The Parent, PLIC, PXP and each of their Subsidiaries:

                  (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                  (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents;

                  (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

                  (d) is in compliance with all Requirements of Law; except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         Section 5.2. Corporate Authorization; No Contravention. The execution, delivery and performance by the Parent, PLIC, PXP and their Subsidiaries of this Agreement and each other Loan Document to which such Person is party, and each Borrowing hereunder, have been duly authorized by all necessary corporate action, and do not and will not:

                  (a) contravene the terms of any of that Person's Organization Documents;

                  (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or

                  (c) violate any Requirement of Law.

         Section 5.3. Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Parent, PLIC, PXP or any of their Subsidiaries of this Agreement or any other Loan Document or the Demutualization, except filings made prior to the date hereof and other filings which will be made as required by law.

         Section 5.4. Binding Effect. This Agreement and each other Loan Document to which any of the Parent, PLIC or PXP is a party constitutes the legal, valid and binding obligations of such Person, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         Section 5.5. Litigation. There are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of any of the Parent, PLIC or PXP threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Parent, PLIC or PXP or any of their Subsidiaries or any of their respective properties which:

                  (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

                  (b) as to which there exists a reasonable possibility of an adverse determination, which determination would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided or prohibiting or restraining consummation of the Demutualization.

         Section 5.6. Contractual Obligation. As of the Effective Date and the Demutualization Conditions Effective Date, neither the Parent, PLIC, PXP nor any Subsidiary of any of them is or will be in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect.

         Section 5.7. ERISA Compliance.

                  (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. The Parent, PLIC, PXP and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

                  (b) There are no pending or, to the best knowledge of the Parent, PLIC or PXP, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

                  (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability;
         (iii) neither the Parent, PLIC, PXP nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Parent, PLIC, PXP nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Parent, PLIC, PXP nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         Section 5.8. Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by
Section 6.12 and Section 7.6. Neither the Parent, PLIC, PXP nor any Subsidiary of any of them is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

         Section 5.9. Title to Properties. The Parent, PLIC, PXP and their Subsidiaries have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the

Effective Date and the Demutualization Conditions Effective Date, the property of the Parent, PLIC, PXP and their Subsidiaries is and will be subject to no Liens, other than Permitted Liens.

         Section 5.10. Taxes. The Parent, PLIC, PXP and their Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Parent, PLIC, PXP or any of their Subsidiaries that would, if made, have a Material Adverse Effect.

         Section 5.11. Financial Condition. (a) The statutory financial statements of PLIC and its Primary Insurance Subsidiaries dated December 31, 2000 and the related statements of income or operations, surplus or capital and surplus and cash flows for the fiscal periods ended on those dates:

                           (i) were prepared in accordance with SAP consistently
                  applied throughout the period covered thereby, except as otherwise expressly noted therein;

                           (ii) fairly present the financial condition of PLIC
                  and its Primary Insurance Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

                           (iii) show all material indebtedness and other
                  liabilities, direct or contingent, of PLIC and its Primary Insurance Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

         (b) The audited consolidated financial statements of PLIC and its Subsidiaries dated December 31, 2000 and the unaudited, interim consolidated financial statements of PLIC and its Subsidiaries dated March 31, 2001, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal periods ended on those dates:

                           (i) were prepared in accordance with GAAP
                  consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

                           (ii) fairly present the financial condition of PLIC
                  and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

                           (iii) show all material indebtedness and other
                  liabilities, direct or contingent, of PLIC and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

         (c) Since March 31, 2001, there has been no Material Adverse Effect.

         (d) The financial condition of PLIC and its Subsidiaries as of the Demutualization Conditions Effective Date and after giving effect to the transactions constituting, or occurring in connection with, the Demutualization will not differ materially from the financial condition of PLIC and its Subsidiaries immediately prior to the Demutualization and the transactions entered into in connection therewith. The consolidated financial condition of the Parent and its Subsidiaries and of the Parent alone, in each instance immediately after giving effect to the Demutualization and the transactions entered into in connection therewith will not differ materially from that reflected in the pro forma consolidated balance sheet of the Parent and its Subsidiaries and of the Parent alone dated as of March 31, 2001 and heretofore delivered to the Banks.

         Section 5.12. Environmental Matters. The Parent, PLIC, PXP and their Subsidiaries (i) are in compliance with any and all applicable Environmental Laws, (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

         Section 5.13. Regulated Entities. The Parent, PLIC and PXP are not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting their ability to incur Indebtedness. No filings, approvals or consents are required under the Investment Company Act of 1940 for the enforceability of this Agreement or any other Loan Document.

         Section 5.14. No Burdensome Restrictions. Neither the Parent, PLIC, PXP nor any Subsidiary of any of them is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

         Section 5.15. Copyrights, Patents, Trademarks and Licenses, Etc. The Parent, PLIC, PXP and their Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Parent, PLIC and PXP, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Parent, PLIC and PXP or any Subsidiary thereof infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Parent, PLIC and PXP, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

         Section 5.16. Subsidiaries. PXP is as of the date hereof and will at all times prior to the Destacking Date be a Wholly Owned Subsidiary of PLIC. As of and at all times after the

Demutualization Conditions Effective Date PLIC and PXP will be Wholly Owned Subsidiaries of the Parent. As of the date hereof the Primary Subsidiaries are as identified on Exhibit I.

         Section 5.17. Insurance. The properties of the Parent, PLIC, PXP and their Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Parent, PLIC or PXP, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Parent, PLIC, PXP or any such Subsidiary operates.

         Section 5.18. Full Disclosure. None of the representations or warranties made by the Parent, PLIC or PXP in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Parent, PLIC or PXP in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Parent, PLIC or PXP to the Banks prior to the Effective Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

         Section 5.19. Compliance. The Parent, PLIC, PXP and each of their Subsidiaries is in compliance with all applicable laws and regulations, all applicable ordinances, decrees, requirements, orders and judgments of, and all of the terms of any applicable licenses and permits issued by, any governmental body, agency or official, and all agreements and instruments to which it may be subject or any of its properties may be bound, in each case where the violation thereof may have a Material Adverse Effect.


                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

         From and after the Effective Date and so long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

         Section 6.1. Financial Statements. The Parent or PLIC shall deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent and the Majority Banks, with sufficient copies for each Bank:

                  (a) as soon as available, but not later than 120 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Parent and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of PricewaterhouseCoopers or another nationally-recognized independent public accounting firm ("Independent Auditor") which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Parent's or any Subsidiary's records;

                  (b) as soon as available, but not later than 60 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited interim consolidated balance sheets of the Parent and its Subsidiaries as of the end of such quarter and the related interim consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer of the Parent and PXP (as applicable) as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial positions and the results of operations of the Parent and its Subsidiaries, and of PXP and its Subsidiaries;

                  (c) as soon as available, but not later than 120 days after the end of each fiscal year, (i) a copy of the Annual Statement of PLIC for such fiscal year prepared in accordance with SAP and accompanied by the certification of a Responsible Officer of PLIC that such Annual Statement presents fairly in accordance with SAP the financial position of PLIC for the period then ended and (ii) a copy of the unaudited consolidated balance sheet of PXP and its Subsidiaries as of the end of such year and the related consolidated statements of income, shareholders' equity and cashflows for the period commencing on the first day of such fiscal year and ending on the last day thereof and certified by a Responsible Officer of PXP as fairly presenting, in accordance with GAAP, the financial positions and results of operations of PXP and its Subsidiaries;

                  (d) as soon as possible, but no later than 60 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the quarterly statement of PLIC for each such fiscal quarter, all prepared in accordance with SAP and accompanied by the certification of a Responsible Officer of PLIC that all such quarterly statements present fairly in accordance with SAP the financial position of PLIC for the period then ended;

                  (e) as soon as available, a copy of PLIC's "Statement of Actuarial Opinion" which is provided to the Department (or equivalent information should the Department no longer require such a statement) as to the adequacy of loss reserves of PLIC, which opinion shall be in the format prescribed by the Insurance Code;

                  (f) as soon as available, a copy of the "Management Discussion and Analysis" filed with the Department with respect to any of the foregoing financial statements and such other information; and

                  (g) within 90 days after each fiscal year, projections of the Parent's consolidated financial performance on an annual basis for the next fiscal year, prepared by the Parent's management.

         Any financial statements required to be submitted pursuant to subsections (a) or (b) hereof as at a date prior to, or for a period ending on a date prior to, the Demutualization

Conditions Effective Date shall be prepared for PLIC and its Subsidiaries and PXP and its Subsidiaries and any certificate to be delivered concurrently with the delivery of such financial statements pursuant to Section 6.2(a) shall be executed by a Responsible Officer of PLIC.

         Section 6.2. Certificates; Other Information. The Parent or PLIC shall furnish to the Administrative Agent, with sufficient copies for each Bank:

                  (a) concurrently with the delivery of the financial statements referred to in subsections 6.1(a) and (b), a Compliance Certificate executed by a Responsible Officer of the Parent;

                  (b) promptly, copies of all financial statements and reports that the Parent or PLIC sends to its policyholders or shareholders, and copies of all financial statements and regular, periodical or special reports that the Parent or any Subsidiary may make to, or file with, the SEC other than filings made on behalf of Persons which are not Subsidiaries of the Parent, PLIC or PXP and filings made in connection with investment advisory, mutual fund and/or asset management activities;

                  (c) promptly, upon a change in any debt or financial strength rating referred to in the definition of the term "Applicable Margin", written notice of such change by a Responsible Officer; and

                  (d) promptly, such additional information regarding the business, financial or corporate affairs of the Parent, PLIC, PXP or any Subsidiary of any of them as the Administrative Agent, at the request of any Bank, may from time to time reasonably request.

         Section 6.3. Notices. The Borrowers shall promptly notify the Administrative Agent and each Bank:

                  (a) of the occurrence of any Default or Event of Default and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default;

                  (b) of any matter that has resulted or may result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Parent, PLIC, PXP or any Subsidiary of any of them; (ii) any dispute, litigation, investigation, proceeding or suspension between the Parent, PLIC or PXP or any Subsidiary thereof and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Parent, PLIC, PXP or any Subsidiary thereof; including pursuant to any applicable Environmental Laws;

                  (c) of the occurrence of any of the following events affecting the Parent, PLIC or PXP or any ERISA Affiliate (but in no event more than 10 days after such event), and deliver to the Administrative Agent and each Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Parent or any ERISA Affiliate with respect to such event:

                           (i) an ERISA Event;

                           (ii) a material increase in the Unfunded Pension
                  Liability of any Pension Plan;

                           (iii) the adoption of, or the commencement of
                  contributions to, any Plan subject to Section 412 of the Code by the Parent or any ERISA Affiliate; or

                           (iv) the adoption of any amendment to a Plan subject
                  to Section 412 of the Code, if such amendment results; in a material increase in contributions or Unfunded Pension Liability;

                  (d) of any material change in accounting policies or financial reporting practices by the Parent, PLIC, PXP or any of their Primary Subsidiaries; and

                  (e) of any Acquisition by the Parent, PLIC, PXP or any of their Subsidiaries, the total consideration for which shall exceed $50,000,000 (or its equivalent in any other currency), together with pro forma financial statements giving effect to such Acquisition but subject to the requirements of any applicable confidentiality agreement.

         Each notice under this Section shall be accompanied by a written statement by a Responsible Officer of the Parent, PLIC or PXP setting forth details of the occurrence referred to therein, and stating what action the Parent, PLIC, PXP or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 6.3(a) or (b) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

         Section 6.4. Preservation of Corporate Existence, Etc. The Parent, PLIC and PXP each shall, and shall cause each of their respective Subsidiaries to:

                  (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

                  (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business;

                  (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

                  (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the nonpreservation of which could reasonably be expected to have a Material Adverse Effect.

         The forgoing provisions of this Section 6.4 shall not restrict or prohibit the liquidation or dissolution of any Subsidiary (other than a Borrower) which is inactive or whose continued existence is not necessary to the continued operation of the businesses of the Parent, PLIC, PXP and their Subsidiaries taken as a whole.

         Section 6.5. Maintenance of Property. The Parent, PLIC and PXP each shall maintain, and shall cause each of their respective Subsidiaries to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted.

         Section 6.6. Insurance. The Parent, PLIC and PXP each shall maintain, and shall cause each of their respective Subsidiaries to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

         Section 6.7. Payment of Obligations. The Parent, PLIC and PXP each shall, and shall cause each of their respective Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

                  (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the applicable Person;

                  (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and

                  (c) all indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

         Section 6.8. Compliance with Laws. The Parent, PLIC and PXP shall each comply, and shall cause each of their respective Subsidiaries to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

         Section 6.9. Compliance with ERISA. The Parent, PLIC and PXP each shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

         Section 6.10. Inspection of Property and Books and Records. The Parent, PLIC and PXP shall each maintain, and shall cause each of their respective Subsidiaries to maintain, proper books of record and account, in which full, true and correct entries in conformity with GAAP or SAP, as applicable, consistently applied shall be made of all financial transactions and matters involving the assets and business of the Parent, PLIC and PXP and each such Subsidiary. The Parent, PLIC, PXP shall each permit, and shall cause each of their respective Subsidiaries to permit, representatives and independent contractors of the Administrative Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of the applicable Person if a Default or Event of Default has occurred and is continuing and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the applicable Person; provided, however, when an Event of Default or Default exists the Administrative Agent or any Bank may do any of the foregoing during normal business hours and without advance notice.

         Section 6.11. Environmental Laws. The Parent, PLIC and PXP shall each, and shall cause each of their respective Subsidiaries to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws.

         Section 6.12. Use of Proceeds. The Borrowers shall use the proceeds of the Loans for working capital and other general corporate purposes, including the repayment of Indebtedness; provided, however, that such proceeds shall not be used for any Acquisition if the board of directors of the entity to be acquired shall not have approved such Acquisition.


                                   ARTICLE VII

                               NEGATIVE COVENANTS

         From and after the Effective Date and so long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

         Section 7.1. Limitation on Liens. The Parent, PLIC and PXP shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

                  (a) any Lien existing on property of the Parent, PLIC, PXP or any Subsidiary on the Effective Date and set forth in Schedule 7.1 securing Indebtedness outstanding on such date;

                  (b) any Lien created under any Loan Document;

                  (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.7, provided that no notice of lien has been filed or recorded under the Code;

                  (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty;

                  (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

                  (f) Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and all such liens in the aggregate at any time outstanding for the Parent, PLIC, PXP and their Subsidiaries do not exceed $50,000,000 (or its equivalent in any other currency);

                  (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Parent, PLIC, PXP and their Subsidiaries;

                  (h) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, securities intermediary's liens, rights of set-off or similar rights and remedies as to deposit accounts, securities accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Parent, PLIC, PXP or the applicable Subsidiary in excess of those set forth by regulations promulgated by the FRB, and
         (ii) such deposit account or securities account is not intended by the Parent, PLIC, PXP or any Subsidiary to provide collateral to the depository institution providing such account; and

                  (i) additional Liens securing Indebtedness not in excess of $25,000,000 (or its equivalent in any other currency) at any time outstanding.

         For purposes of this Agreement, Liens on property held in a segregated separate account established pursuant to the New York Insurance Code for the benefit of specified classes of policyholders, annuitants or other third parties and securing Indebtedness for which the Parent, PLIC, PXP and their Subsidiaries have no personal liability shall not be treated as a lien upon the property of the Parent, PLIC, PXP or their Subsidiaries nor shall such indebtedness be treated as Indebtedness thereof.

         Section 7.2. Mergers, Consolidations and Sales of Assets. The Parent, PLIC and PXP will not, and will not permit any Primary Subsidiary to:

                  (a) consolidate with or be a party to a merger with any other Person or

                  (b) sell, lease or otherwise dispose of any substantial part of its assets, provided that the foregoing shall not apply to or operate to prevent (i) reinsurance and similar risk sharing arrangements entered into in the ordinary course of business, (ii) sales or other dispositions of assets acquired in satisfaction of obligations owing the Parent, PLIC, PXP or a Primary Subsidiary, (iii) mergers of a Subsidiary with and into a Borrower and other mergers of a Subsidiary not involving the Parent, PLIC or PXP, (iv) mergers constituting Acquisitions which are permitted by Section 7.3(d) hereof,
         (v) the sale of all or any substantial part of the assets of, or of the equity interests held by any of the Parent, PLIC or PXP in, any Primary Subsidiary which is not a Borrower (vi) the sale of the equity interest in PXP to the Parent or to a Wholly Owned Subsidiary of the Parent if the Destacking Date has occurred, so long as in the case of each of the matters described in clauses (i) through (vi) above, no Default or Event of Default shall have occurred and be continuing or would occur as a result thereof. Nothing herein contained shall be deemed to permit any transaction which constitutes a Change of Control. From and after the Destacking Date PXP will not be or become a direct or indirect Subsidiary of PLIC or of any other person, firm or corporation primarily engaged in the business of insurance or banking.

         Section 7.3. Loans and Investments. The Parent, PLIC and PXP shall not purchase or acquire, or suffer or permit any Subsidiary to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Parent, PLIC or PXP, except for:

                  (a) investments in cash equivalents;

                  (b) investments by PLIC and other Subsidiaries primarily engaged in the business of insurance in compliance with all applicable regulatory requirements;

                  (c) investments by PXP in the ordinary course of business consistent with past practices; and

                  (d) Acquisitions, so long as after giving effect thereto (i) the general nature of the business which would then be engaged in by the Parent, PLIC, PXP and their Subsidiaries would not be substantially changed from the general nature of the business engaged in by PLIC, PXP and their Subsidiaries on the date of this Agreement, and (ii) (A) no Default or Event of Default shall have occurred and be continuing and
         (B) the Parent, PLIC and PXP would be in compliance with all financial covenants hereof, calculated on a pro forma basis at the time of the Acquisition as if the Acquisition had taken place at the beginning of the four fiscal quarter period ending as of the last fiscal quarter end, with the Parent or PLIC providing a certificate with respect thereto; (provided that in the case of Acquisitions consummated prior to June 30, 2002, such pro forma compliance shall be determined as if the Acquisition had taken place as of the last day of the fiscal quarter most recently concluded for which financial statements have been submitted pursuant to Section 6.1 hereof unless the Acquisition took place prior to August 15, 2001, in which event such determination shall be made on the basis of the pro forma financial statements referred to in Section 5.11(d) hereof).

         Section 7.4. Limitation on Indebtedness. The Parent, PLIC and PXP shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness if after giving effect thereto and to the application of the proceeds thereof a breach would have occurred under any provision of Article VIII or IX hereof had the Indebtedness in question been incurred, and the proceeds thereof applied, as of the last day of the fiscal quarter most recently concluded prior to the incurrence of the Indebtedness in question. Without limiting the foregoing, PLIC shall not incur, assume, suffer to exist or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness other than (i) Indebtedness under this Agreement,
(ii) Surplus Notes and (iii) other Indebtedness aggregating not more than $150,000,000 at any one time outstanding.

         Section 7.5. Transactions with Affiliates. The Parent, PLIC and PXP shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of the Parent, except upon fair and reasonable terms no less favorable to the Parent, PLIC, PXP or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Parent, PLIC, PXP or such Subsidiary.

         Section 7.6. Use of Proceeds. The Borrowers shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Borrowers or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

         Section 7.7. Contingent Obligations. The Parent, PLIC and PXP shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

                  (a) endorsements for collection or deposit in the ordinary course of business;

                  (b) Contingent Obligations of the Parent, PLIC, PXP and their Subsidiaries existing as of the Effective Date and listed in Schedule 7.7;

                  (c) Contingent Obligations included in the definition of the term "Indebtedness";

                  (d) the undertakings by PLIC in existence on the date hereof and identified on Exhibit J hereto pursuant to which PLIC provides rating agencies with undertakings to maintain the net worth or capital of the Subsidiaries in question and/or to assure that such Subsidiaries are able to meet their obligations on a timely basis, provided that (i) such undertakings may be renewed or extended and may be modified if the modifications in question will not increase the liability of PLIC thereunder in any material respect and (ii) PLIC shall cause the undertakings as to any Subsidiary to be terminated if and when it ceases to be a Subsidiary of PLIC (the undertakings above described shall not constitute "Indebtedness" of PLIC); and

                  (e) other Contingent Obligations in aggregate amounts not to exceed $50,000,000.

         Section 7.8. Joint Ventures. The Parent, PLIC and PXP shall not enter into or permit any Subsidiary to enter into, any Joint Venture if after giving effect thereto the aggregate amount of investments by the Parent, PLIC, PXP and their Subsidiaries (exclusive of investments in joint ventures between any of them or any of them and their Subsidiaries or among such Subsidiaries) would exceed 10% of the Parent's Shareholders Equity from and after the Demutualization Conditions Effective Date or 10% of Total Equity (as that term is defined in the definition of the term "PLIC Debt to Capitalization Ratio" in
Article I hereof).

         Section 7.9. Restricted Payments. The Parent shall not, declare or pay any dividend or other distribution on account of its equity securities or directly or indirectly, through a subsidiary or otherwise, purchase, redeem or otherwise acquire or retire any such equity securities if after giving effect thereto a Default or Event of Default such have occurred and be continuing. PXP will not enter into any agreement prohibiting or limiting the amount of dividends or other distributions which it may make to the holders of its equity securities.

         Section 7.10. ERISA. The Parent, PLIC or PXP shall not, and shall not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in liability of the Parent, PLIC or PXP in an aggregate amount in excess of $5,000,000 or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         Section 7.11. Change in Business The Parent, PLIC and PXP shall not, and shall not suffer or permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by PLIC, PXP and their Subsidiaries on the date hereof.

         Section 7.12. Accounting Changes. The Parent, PLIC and PXP shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP or SAP, or change the fiscal year of the Parent or of any Subsidiary.

         Section 7.13. Pari Passu. Each Borrower shall cause the Obligations to rank at least pari passu with all other senior unsecured Indebtedness of such Borrower.

         Section 7.14. Phoenix. The Parent and PLIC shall retain the word "Phoenix" in their names.


                                  ARTICLE VIII

                          PARENT'S FINANCIAL COVENANTS

         From and after the Demutualization Conditions Effective Date and so long as any Bank shall have any Commitments hereunder, or any Loan or other Obligations shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

         Section 8.1. Parent Total Debt to Capitalization Ratio. The Parent shall at all times maintain the Parent Total Debt to Capitalization Ratio at not more than 34%.

         Section 8.2. Shareholders' Equity. The Parent shall at all times during each of the periods set forth below maintains Parent's Shareholder's Equity at not less than the amount specified below:

                                                                          PARENT SHAREHOLDER'S EQUITY
                    DURING THE PERIOD                                        SHALL NOT BE LESS THAN

     The Demutualization Conditions Effective Date                               $2,000,000,000
     through 12/31/2002
     1/1/2003 through 12/31/2004                                                 $2,100,000,000
     from and after 1/1/2005                                                     $2,200,000,000


                                   ARTICLE IX

                        PLIC AND PXP FINANCIAL COVENANTS

         From and after the Effective Date and so long as any Bank shall have any Commitments hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

         Section 9.1. Risk Based Capital. PLIC shall as of the last day of each calendar quarter (i) ending prior to the Destacking Date have a Risked Based Capital Ratio of not less than 2.00 to 1 and (ii) ending on or after the Destacking Date have a Risk Based Capital Ratio of not less than 2.10 to 1.

         Section 9.2. Shareholders' Equity of PXP. PXP shall maintain PXP Shareholder's Equity at all times at not less than $325,000,000.

         Section 9.3. PXP Total Debt to Capitalization Ratio. PXP shall maintain the PXP Total Debt to Capitalization Ratio at all times at not more than 60%.

         Section 9.4. PLIC Ratings. PLIC shall at all times maintain a PLIC S&P Rating of not less than A- and a PLIC Moody's Rating of not less than A3, provided that the foregoing covenant shall terminate and be of no further force and effect from and after the Demutualization Conditions Effective Date.

         Section 9.5. PLIC Total Debt to Capitalization Ratio. PLIC shall maintain the PLIC Total Debt to Capitalization Ratio at all times at not more than 34%, provided the foregoing covenant shall terminate and be of no further force and effect from and after the Demutualization Conditions Effective Date.


                                    ARTICLE X

                                   GUARANTIES

        Section 10.1. Parent Guaranty. (a) Guaranty. The Parent hereby unconditionally and irrevocably guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Note issued by PLIC or PXP pursuant to this Agreement, and the full and punctual payment of all Obligations of PLIC or PXP under this Agreement. Upon failure by PLIC or PXP to pay punctually any such amount, the Parent shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement.

                  (b) Guaranty Unconditional. The obligations of the Parent under this Article X shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                           (i) any extension, renewal, settlement, compromise,
                  waiver or release in respect of any obligation of PLIC or PXP under this Agreement or any Note, by operation of law or otherwise;

                           (ii) any modification or amendment of or supplement
                  to this Agreement or any Note;

                           (iii) any release, impairment, non-perfection or
                  invalidity of any direct or indirect security for any obligation of PLIC or PXP under this Agreement or any Note;

                           (iv) any change in the corporate existence, structure
                  or ownership of PLIC or PXP or any insolvency, bankruptcy, reorganization or other similar proceeding affecting PLIC or PXP or their assets or any resulting release or discharge of any obligation of PLIC or PXP contained in this Agreement or any Note;

                           (v) the existence of any claim, set-off or other
                  right which the Parent may have at any time against PLIC or PXP, the Administrative Agent, any Bank or any other Person, whether in connection herewith or any unrelated transaction, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                           (vi) any invalidity or unenforceability relating to
                  or against PLIC or PXP for any reason of this Agreement or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by PLIC or PXP of the principal of or interest on any Note or any other amount payable by PLIC or PXP under this Agreement; or

                           (vii) any other act or omission to act or delay of
                  any kind by PLIC or PXP, the Administrative Agent, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of PLIC or PXP or of the Parent's obligations as guarantor hereunder.

                  (c) Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. The Parent's obligations as guarantor hereunder shall remain in full force and effect until the Commitments shall have terminated and all Obligations shall have been indefeasibly paid in full in money. If at any time any payment of principal, interest or any other amount payable by PLIC or PXP under this Agreement or any Note is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of PLIC or PXP or otherwise, the Parent's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

                  (d) Waiver by the Parent. The Parent irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against PLIC or PXP or any other Person.

                  (e) Subrogation. Notwithstanding any payment made by or for the account of the Parent pursuant to this Article X, the Parent shall not be subrogated to any right of the Administrative Agent or any Bank until such time as the Administrative Agent and the Banks shall have received final payment in cash of the full amount of all Obligations.

                  (f) Stay of Acceleration. If acceleration of the time for payment of any amount payable by PLIC or PXP under this Agreement or any Note is stayed upon the insolvency, bankruptcy or reorganization of PLIC or PXP, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Parent hereunder forthwith on demand by the Administrative Agent made at the request of the Majority Banks.

         Section 10.2. PLIC Guaranty. (a) Guaranty. Subject to clause (g) hereof, PLIC hereby unconditionally and irrevocably guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Note issued by PXP pursuant to this Agreement, and the full and punctual payment of all Obligations of PXP under this Agreement. Upon failure by PXP to pay punctually any such amount, PLIC shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement.

                  (b) Guaranty Unconditional. Subject to clause (g) hereof, the obligations of PLIC under this Article X shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                           (i) any extension, renewal, settlement, compromise,
                  waiver or release in respect of any obligation of PXP under this Agreement or any Note, by operation of law or otherwise;

                           (ii) any modification or amendment of or supplement
                  to this Agreement or any Note;

                           (iii) any release, impairment, non-perfection or
                  invalidity of any direct or indirect security for any obligation of PXP under this Agreement or any Note;

                           (iv) any change in the corporate existence, structure
                  or ownership of PXP or any insolvency, bankruptcy, reorganization or other similar proceeding affecting PXP or their assets or any resulting release or discharge of any obligation of PXP contained in this Agreement or any Note;

                           (v) the existence of any claim, set-off or other
                  right which PLIC may have at any time against PXP, the Administrative Agent, any Bank or any other Person, whether in connection herewith or any unrelated transaction, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                           (vi) any invalidity or unenforceability relating to
                  or against PXP for any reason of this Agreement or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by PXP of the principal of or interest on any Note or any other amount payable by PXP under this Agreement; or

                           (vii) any other act or omission to act or delay of
                  any kind by PXP, the Administrative Agent, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of PXP/or of PLIC's obligations as guarantor hereunder.

                  (c) Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. PLIC's obligations as guarantor hereunder shall remain in full force and effect until the Commitments shall have terminated and all Obligations shall have been indefeasibly paid in full in money. If at any time any payment of principal, interest or any other amount payable by PXP under this Agreement or any Note is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of PXP or otherwise, PLIC's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

                  (d) Waiver by PLIC. PLIC irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against PXP or any other Person.

                  (e) Subrogation. Notwithstanding any payment made by or for the account of PLIC pursuant to this Article X, PLIC shall not be subrogated to any right of the Administrative Agent or any Bank until such time as the Administrative Agent and the Banks shall have received final payment in cash of the full amount of all Obligations.

         (f) Stay of Acceleration. If acceleration of the time for payment of any amount payable by PXP under this Agreement or any Note is stayed upon the insolvency, bankruptcy or reorganization of PXP, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by PLIC hereunder forthwith on demand by the Administrative Agent made at the request of the Majority Banks.

         (g) Termination. The obligations and liabilities of PLIC under this
Section 10.2 shall automatically terminate, and be of no further force or effect from and after, the Destacking Date.


                                   ARTICLE XI

                                EVENTS OF DEFAULT

         Section 11.1. Event of Default. Any of the following shall constitute an "Event of Default":

         (a) Non-Payment. Any of the Parent, PLIC or PXP fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

         (b) Representation or Warranty. Any representation or warranty by any of the Parent, PLIC or PXP or any other Subsidiary made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Parent, PLIC or PXP, any other Subsidiary, or any Responsible Officer of the Parent, PLIC, PXP or any other Subsidiary, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

         (c) Specific Defaults. Any of the Parent, PLIC or PXP fails to perform or observe any term, covenant or agreement contained in any of Section 6.1 or
6.3 or in Article VII, VIII or IX hereof; or

         (d) Other Defaults. Any of the Parent, PLIC or PXP fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 20 days after the date upon which written notice thereof is given to the Parent, PLIC or PXP (as applicable) by the Administrative Agent or any Bank; or

         (e) Cross-Default. The Parent, PLIC, PXP or any other Subsidiary thereof (i) fails to make any payment in respect of any Indebtedness or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than

$10,000,000 (or its equivalent in any other currency) with respect to the Parent or PLIC, or $5,000,000 (or its equivalent in any other currency) with respect to PXP or any other Subsidiary of the Parent (other than PLIC) or of PLIC, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise); or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

         (f) Insolvency; Voluntary Proceedings. The Parent, PLIC, PXP or any other Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise;
(ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself or its property; or
(iv) takes any action to effectuate or authorize any of the foregoing; or

         (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Parent, PLIC or PXP or any other Subsidiary or its property, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the properties of any of them, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Parent, PLIC or PXP or any other Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Parent, PLIC or PXP or any other Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

         (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multi employer Plan which has resulted or could reasonably be expected to result in liability of the Parent under Title IV of ERISA to the Pension Plan, Multi-employer Plan or the PBGC; (ii) there exists an Unfunded Pension Liability; or (iii) the Parent, PLIC or PXP or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multi-employer Plan; or

         (i) Monetary Judgments. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Parent, PLIC, PXP or any other Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $25,000,000 (or its equivalent in any other currency) or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof; or

         (j) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against the Parent, PLIC, PXP or any other Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (k) Change of Control. Any Change of Control occurs; or

         (l) Loss of Licenses. Any Governmental Authority revokes or fails to renew any license, permit or franchise of the Parent, PLIC, PXP or any other Subsidiary, or the Parent, PLIC, PXP or any other Subsidiary for any reason loses any license, permit or franchise, or the Parent or any Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any license, permit or franchise, if the effect of any thereof involves a reasonable possibility of a Material Adverse Effect.

         Section 11.2. Remedies. If any Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Majority Banks,

                  (a) declare the commitment of each Bank to make Loans to be terminated, whereupon such commitments shall be terminated;

                   (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; and

                  (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection
(f) or (g) of Section 11.1 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein) with respect to the Parent, PLIC, PXP or any other Primary Subsidiary, the obligation of each Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Bank.

        Section 11.3. Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                   ARTICLE XII

                            THE ADMINISTRATIVE AGENT

        Section 12.1. Appointment. Subject to Section 12.9 hereof, each Bank hereby irrevocably designates and appoints BMO as the Administrative Agent of such Bank under the Loan Documents and each Bank hereby irrevocably authorizes the Administrative Agent to take such action on its behalf under the provisions of the Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of the Loan Documents, together with such powers as are reasonably incidental thereto. The duties of the Administrative Agent shall be mechanical and administrative in nature, and, notwithstanding any provision to the contrary elsewhere in any Loan Document, the Administrative Agent shall not have any duties or responsibilities other than those expressly set forth therein, or any fiduciary relationship with, or fiduciary duty to, any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against the Administrative Agent.

        Section 12.2. Delegation of Duties. The Administrative Agent may execute any of its duties under the Loan Documents by or through agents or attorneys in fact and shall be entitled to rely upon, and shall be fully protected in, and shall not be under any liability for, relying upon, the advice of counsel concerning all matters pertaining to such duties.

        Section 12.3. Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents attorneys-in-fact, or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Loan Documents (except the Administrative Agent for its own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Parent, PLIC or PXP or any officer thereof contained in the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, the Loan Documents or for the value, validity, effectiveness, genuineness, perfection, enforceability or sufficiency of any of the Loan Documents or for any failure of the Parent, PLIC, PXP or any other Person to perform its obligations thereunder. The Administrative Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Loan Documents, or to inspect the property, books or records of the Parent, PLIC or PXP. The Banks acknowledge that the Administrative Agent shall not be under any duty to take any discretionary action permitted under the Loan Documents unless the Administrative Agent shall be instructed in writing to do so by the Majority Banks and such instructions shall be binding on the Banks and all holders of any Obligations; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or is contrary to law or any provision of the Loan Documents. The Administrative Agent shall not be under any liability or responsibility whatsoever, as Administrative Agent, to the Parent, PLIC, PXP or any other Person as a consequence of any failure or delay in performance, or any breach, by any Bank of any of its obligations under any of the Loan Documents.

        Section 12.4. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, opinion, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation in good faith believed by it to be genuine and correct and to have been signed, sent or made by a proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Parent, PLIC or PXP), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may treat each Bank, or the Person designated in the last notice filed with it under this Section, as the holder of all of the interests of such Bank, in its Loans and Notes, until written notice of transfer, signed by such Bank (or the Person designated in the last notice filed with the Administrative Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Administrative Agent, shall have been filed with the Administrative Agent. The Administrative Agent shall not be under any duty to examine or pass upon the validity, effectiveness, enforceability or genuineness of the Loan Documents or any instrument, document or communication furnished pursuant thereto or in connection therewith, and the Administrative Agent shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be. The Administrative Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request or direction of the Majority Banks, and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and all future holders of the Notes.

        Section 12.5. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received written notice thereof from a Bank or a Borrower. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly give notice thereof to the Banks and the Parent, PLIC and PXP. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Majority Banks; provided, however, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem to be in the best interests of the Banks.

        Section 12.6. Non-Reliance on Administrative Agent and Other Banks. Each Bank expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter, including any review of the affairs of the Parent, PLIC and PXP, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Bank. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any Bank, and based on such documents and information as it has deemed appropriate, made its own evaluation of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Parent, PLIC and PXP and made its own decision to enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Administrative Agent or any Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, evaluations and decisions in taking or not taking action under any Loan Document, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Parent, PLIC and PXP. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide the Bank with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Parent, PLIC or PXP which at any time may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

        Section 12.7. Indemnification. Each Bank agrees to indemnify and hold harmless the Administrative Agent in its capacity as such (to the extent not promptly reimbursed by the Parent, PLIC and PXP and without limiting the obligation of the Parent, PLIC and PXP to do so), pro rata according to the aggregate of the outstanding principal balance of the Loans (or at any time when no Loans are outstanding, according to its Pro Rata Share), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever, including, without limitation, any amounts paid to the Banks (through the Administrative Agent) by any of the Parent, PLIC or PXP pursuant to the terms of the Loan Documents, that are subsequently rescinded or avoided, or must otherwise be restored or returned) which may at any time (including, without limitation, at any time following the payment of the Loans or the Notes) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other documents contemplated by or referred to therein or the transactions contemplated thereby or any action taken or omitted to be taken by the Administrative Agent under or in connection with any of the foregoing; provided, however, that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from the finally adjudicated gross negligence or willful misconduct of the Administrative Agent. Without limitation of the foregoing, each Bank agrees to reimburse the Administrative Agent promptly upon demand for its pro rata share of any unpaid fees owing to the Administrative Agent, and any costs and expenses (including, without limitation, reasonable fees and expenses of counsel) payable by the Parent, PLIC or PXP under Section 13.4, to the extent that the Administrative Agent has not been paid such fees or has not been reimbursed for such costs and expenses by the Parent, PLIC or PXP. The failure of any Bank to reimburse the Administrative Agent promptly upon demand for its pro rata share of any amount required to be paid by the Banks to the Administrative Agent as provided in this Section shall not relieve any other Bank of its obligation hereunder to reimburse the Administrative Agent for its pro rata share of such amount, but no Bank shall be responsible for the failure of any other Bank to reimburse the Administrative Agent for such other Bank's pro rata share of such amount. If, after having been indemnified or reimbursed by the Banks as provided by this Section, the Administrative Agent shall have received payment from the obligor in respect of the obligation or liability for which it received such indemnification or reimbursement from the Banks, the Administrative Agent shall disburse to the Banks an amount equal to the amount of the payment so received on a pro rata basis. The agreements in this Section shall survive the termination of the Commitments of all of the Banks, and the payment of all amounts payable under the Loan Documents.

        Section 12.8. Administrative Agent in Its Individual Capacity. BMO and its affiliates may make secured or unsecured loans to, accept deposits from, issue letters of credit for the account of, act as trustee under indentures of, and generally engage in any kind of business with, the Parent, PLIC, PLP or their Subsidiaries as though BMO were not an Agent hereunder. With respect to the Commitment made or renewed by BMO and the Obligations owing it, BMO shall have the same rights and powers under the Loan Documents as any Bank and may exercise the same as though it were not the Administrative Agent, and the terms "Bank" and "Banks" shall in each case include BMO.

        Section 12.9. Successor Administrative Agent. If at any time the Administrative Agent deems it advisable, in its discretion, it may submit to the Banks a written notice of its resignation as Administrative Agent under the Loan Documents, such resignation to be effective upon the earlier of (i) the written acceptance of the duties of the Administrative Agent under the Loan Documents by a successor Administrative Agent and (ii) on the 30th day after the date of such notice. Upon any such resignation, the Majority Banks shall have the right to appoint from among the Banks a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Banks and accepted such appointment in writing within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Bank, appoint a successor Administrative Agent, which successor Administrative Agent shall be a commercial bank organized or licensed under the laws of the United States or any State thereof and having a combined capital, surplus, and undivided profits of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent's rights, powers, privileges and duties as Administrative Agent under the Loan Documents shall be terminated. The Parent, PLIC, PXP and the Banks shall execute such documents as shall be necessary to effect such appointment. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of the Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it, and any amounts owing to it, while it was Administrative Agent under the Loan Documents. If at any time there shall not be a duly appointed and acting Administrative Agent, the Parent, PLIC and PXP agree to make each payment due under the Loan Documents directly to the Banks entitled thereto during such time.

       Section 12.10. Syndication Agent and Documentation Agent. None of the Banks identified on the facing page or signature pages of this Agreement as a "syndication agent" or "documentation agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, none of the Banks so identified as a "co-agent" or "lead manager" shall have or be deemed to have any fiduciary relationship with any Bank or the Parent, PLIC or PXP. Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks so identified in deciding to enter into this Agreement or in taking or not taking action hereunder. The parties identified on the facing pages hereof as having arranged this transaction are not parties to this Agreement and have no liabilities hereunder.


                                  ARTICLE XIII

                                  MISCELLANEOUS

        Section 13.1. Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Parent, PLIC or PXP therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Administrative Agent at the written request of the Majority Banks) and the Parent, PLIC and PXP and acknowledged by the Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks, the Parent, PLIC and PXP and acknowledged by the Administrative Agent, do any of the following:

                  (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 11.2);

                  (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

                  (c) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

                  (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder;

                  (e) amend this Section, or Section 2.13 or 13.13, or the definition of the term "Destacking Date" or any provision herein providing for consent or other action by all Banks; or

                  (f) amend or terminate any guaranty, including the guaranties pursuant to Article X;

and, provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document.

         Section 13.2. Notices. (a) All notices, requests and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Parent, PLIC or PXP by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on the signature pages hereof or on an Assignment and Acceptance to which it is a party, and (ii) shall be followed promptly by delivery of a hard-copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on the signature pages hereof or on an Assignment and Acceptance to which it is a party; or, as directed to the Parent, PLIC, PXP or the Administrative Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the other parties.

         (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or, if mailed, upon the third Business Day after the date deposited into the U.S. mail, or, if delivered, upon delivery; except that notices pursuant to Article II or XII shall not be effective until actually received by the Administrative Agent.

         (c) Any agreement of the Administrative Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Parent, PLIC and/or PXP. The Administrative Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Parent, PLIC and/or PXP to give such notice and the Administrative Agent and the Banks shall not have any liability to the Parent, PLIC, PXP or other Persons on account of any action taken or not taken by the Administrative Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Borrowers to repay the Loans shall not be affected in any way or to any extent by any failure by the Administrative Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Banks of a confirmation which is at variance with the terms understood by the Administrative Agent and the Banks to be contained in the telephonic or facsimile notice.

         Section 13.3. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

         Section 13.4. Costs and Expenses. The Borrowers shall:

                   (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BMO for all reasonable costs and expenses incurred by BMO in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by BMO with respect thereto; and

                   (b) pay or reimburse each Agent, the Arrangers and each Bank for all costs and expenses (including reasonable Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

        Section 13.5. Indemnity. Whether or not the transactions contemplated hereby are consummated, the Parent, PLIC and PXP shall indemnify and hold the Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Administrative Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Parent, PLIC and PXP shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person; and provided, further, that the Indemnified Persons shall, at the request of the Parent, PLIC and PXP only use one counsel among them unless any such Indemnified Person determines in its sole discretion that its interests may differ from any other Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

        Section 13.6. Payments Set Aside. To the extent that any of the Parent, PLIC or PXP makes a payment to the Administrative Agent or the Banks, or the Administrative Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent.

        Section 13.7. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Parent, PLIC and PXP may not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Bank.

        Section 13.8. Assignments, Participations, etc. (a) Any Bank may, subject to the written consent of the Borrowers at all times other than during the existence of an Event of Default, and the Administrative Agent, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Borrowers or the Administrative Agent shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank and the assignee need not be an Eligible Assignee if an Event of Default has occurred and is continuing) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Bank hereunder, in a minimum amount such that the Assignee after giving effect to such assignment shall hold at least $5,000,000 of the Commitments (or if less the aggregate amount of the Commitments of the Bank so assigning); provided, however, that the Borrowers and the Administrative Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrowers and the Administrative Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Borrowers and the Administrative Agent an Assignment and Acceptance in the form of Exhibit E or in such other form as shall be acceptable to them ("Assignment and Acceptance") and (iii) the assignor Bank or Assignee has paid to the Administrative Agent a processing fee in the amount of $3,500 (such processing fee to be payable, without limitation, in connection with assignments from a Bank to another Bank).

         (b) From and after the date that the Administrative Agent notifies the assignor Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

         (c) Within five Business Days after its receipt of notice by the Administrative Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, (and provided that it consents to such assignment in accordance with subsection 13.8(a)), the Borrowers shall at the request of the Assignee execute and deliver to the Administrative Agent, a new Note evidencing such Assignee's assigned Loans and Commitment. Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitment of the assigning Bank pro tanto.

         (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Borrowers (a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Borrowers and the Administrative Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 13.1. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 3.1,
3.3 and 13.5 as though it were also a Bank hereunder, and not have any other rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Borrowers hereunder shall be determined as if such Bank had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

         (e) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

         (f) (i) Notwithstanding anything to the contrary contained herein, any Bank, (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPV"), identified as such in writing from time to time by such Granting Lender to the Administrative Agent and the Borrowers, the option to fund all or any part of any Loan that such Granting Lender would otherwise be obligated to fund pursuant to this Credit Agreement; provided that (aa) nothing herein shall constitute a commitment by any SPV to fund any Loan, (ab) if an SPV elects not to exercise such option or otherwise fails to fund all or any part of such Loan, the Granting Lender shall be obligated to fund such Loan pursuant to the terms hereof, (ac) no SPV shall have any voting rights pursuant to Section 13.1 and
(ad) with respect to notices, payments and other matters hereunder, the Borrowers, the Administrative Agent and the Banks shall not be obligated to deal with an SPV, but may limit their communications and other dealings relevant to such SPV to the applicable Granting Lender. The funding of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent that, and as if, such Loan were funded by such Granting Lender.

         (ii) As to any Loans or portion thereof made by it, each SPV shall have all the rights that its applicable Granting Lender making such Loans or portion thereof would have had under this Credit Agreement; provided, however, that each SPV shall have granted to its Granting Lender an irrevocable power of attorney, to deliver and receive all communications and notices under this Agreement (and any related documents) and to exercise on such SPV's behalf, all of such SPV's voting rights under this Credit Agreement. No additional Note shall be required to evidence the Loans or portion thereof made by an SPV; and the related Granting Lender shall be deemed to hold its Note as agent for such SPV to the extent of the Loans or portion thereof funded by such SPV. In addition. any payments for the account of any SPV shall be paid to its Granting Lender as agent for such SPV.

         (iii) Each party hereto hereby agrees that no SPV shall be liable for any indemnity or payment under this Agreement for which a Lender would otherwise be liable for so long as, and to the extent, the Granting Lender provides such indemnity or makes such payment. In furtherance of the foregoing, each party hereto hereby agrees (which agreements shall survive the termination of this Credit Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under the laws of the United States or any State thereof.

         (iv) In addition, notwithstanding anything to the contrary contained in this Agreement, but subject to the other provisions of Section 13.8(f), any SPV may (i) at any time and without paying any processing fee therefor, assign or participate all or a portion of its Loans to the Granting Lender or to any financial institutions providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancements to such SPV. This Section 13.8(f) may not be amended without the written consent of any Granting Lender affected thereby if the existence of such Granting Lender has been identified to the Borrowers and Administrative Agent pursuant to Section 13.8(f)(i).

         Section 13.9. Confidentiality. Each Bank agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Parent, PLIC or PXP and provided to it by the Parent, PLIC or PXP or any other Subsidiary, or by any Agent or the Arrangers on their behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with the enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Parent, PLIC, PXP or any Subsidiary thereof; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a nonconfidential basis from a source other than the Parent, PLIC or PXP, provided that such source is not bound by a confidentiality agreement with the Parent, PLIC or PXP known to the Bank; provided, however, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law;

(D) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder; (H) as to any Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Parent or any Subsidiary is party or is deemed party with such Bank or such Affiliate; and (I) to its Affiliates.

         Section 13.10. Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the Parent, PLIC or PXP, any such notice being waived by the Parent, PLIC and PXP to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of any of the Parent, PLIC or PXP against any and all obligations owing to such Bank by the depositor, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the applicable party and the Administrative Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         Section 13.11. Automatic Debits of Fees. With respect to any fee, or any other cost or expense (including Attorney Costs) due and payable to the Agents or the Arrangers under the Loan Documents, the Parent, PLIC and PXP hereby irrevocably authorize them to debit any deposit account of an obligor in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in the debtor's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

         Section 13.12. Notification of Addresses, Lending Offices, Etc. Each Bank shall notify the Administrative Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

         Section 13.13. Certain Provisions Inapplicable and/or Modified Prior to the Demutualization Conditions Effective Date. Anything contained herein to the contrary notwithstanding prior to the Demutualization Conditions Effective Date
(i) the Parent shall not be entitled to obtain any Loans hereunder or constitute a "Borrower" for any purposes hereof and (ii) PLIC shall pay all fees or other amounts which are provided to be paid by the Parent under this Agreement. From and after the Demutualization Conditions Effective Date, the provisions of this Section 13.13 shall be of no further force or effect.

         Section 13.14. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

         Section 13.15. Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         Section 13.16. No Third Parties Benefits. This Agreement is made and entered into for the sole protection and legal benefit of the Parent, PLIC, PXP, the Banks, the Agents and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

         Section 13.17. Governing Law and Jurisdiction. (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT THE AGENTS AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARENT, PLIC, PXP, THE AGENTS AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARENT, PLIC, PXP, THE AGENTS AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE PARENT, PLIC, PXP, THE AGENTS AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

         Section 13.18. Waiver of Jury Trial. THE PARENT, PLIC, PXP, THE BANKS AND THE AGENTS EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE PARENT, PLIC, PXP, THE BANKS AND THE AGENTS EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF

THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

       Section 13.18. Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Borrowers, the Banks and the Agents, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

     In Witness Whereof, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                    THE PHOENIX COMPANIES, INC.


                                        /s/ Christopher Wilkos
                                    By: ______________________________

                                            S.V.P.
                                     Its: ____________________________


                                    PHOENIX HOME LIFE MUTUAL INSURANCE
                                      COMPANY


                                        /s/ Raymond E. Cummings
                                    By: ______________________________

                                           Vice President & Treasurer
                                     Its: ____________________________

                                    PHOENIX INVESTMENT PARTNERS, LTD

                                        /s/ William R. Moyer
                                    By: ______________________________

                                           Executive Vice President
                                           and Chief Financial Officer
                                     Its: ____________________________


                                    Address for Notices to the Above Parties:

                                    One American Row
                                    Hartford, Connecticut 06115
                                    Attention: Raymond Cummings
                                    Phone: 860-403-5318
                                    Fax: 860-403-5922

                                    With copies also marked "Attention: General
                                      Counsel"

                                             KEYBANK NATIONAL ASSOCIATION, as a
                                               Documentation Agent and as a Bank


                                                /s/ Sherrie I. Manson
                                            By: ______________________________

                                                    Vice President
                                            Its: ____________________________

                                                           SHERRIE I. MANSON
                                                           VICE PRESIDENT


                                            Lending Office

                                            127 Public Square
                                            Cleveland, OH 44114
                                            Attn: Dianne Cox
                                            Phone: (216) 689-4450
                                            Fax: (216) 689-4981

                                            Address for Notices

                                            Same as above

                                            Attn: Sherrie Manson
                                            Phone: (216) 689-3443
                                            Fax: (216) 689-4981

                                        SUNTRUST BANK, AS A BANK

                                        By: /s/ W. David Wisdom
                                            -------------------
                                          Its: Vice President
                                               ----------------

                                        Lending Office

                                        25 Park Place, 21st Floor
                                        Atlanta, Georgia 30303
                                        Attn: Robert Hickman
                                        Phone: (404) 588-1949
                                        Fax: (404) 575-2730

                                        Address for Notices

                                        711 5th Avenue, 16th Floor
                                        New York, NY 10022
                                        Attn: Jennifer De Atley
                                        Phone: (212) 583-2625
                                        Fax: (212) 371-9386

                                     FLEET NATIONAL BANK, AS A SYNDICATION AGENT
                                        AND AS A BANK


                                     By: /s/ David A. Albanesi
                                         ------------------------
                                        Its: Director
                                             --------------------

                                     Lending Office:

                                     777 Main Street
                                     Hartford, Connecticut 06115
                                     Attn: Laura McDonough
                                     Phone: (860) 986-5769
                                     Fax: (860) 986-1094

                                     Address for Notices

                                     Same as above

                                   DEUTSCHE BANK AG, New York Branch and/or
                                   Cayman Islands Branches, as a Documentation
                                   Agent and as a Bank


                                   By: /s/ John S. McGill
                                       ---------------------------------------
                                   Its: John S. McGill
                                        --------------------------------------
                                        Director


                                   By: /s/ Ruth Leung
                                       ---------------------------------------
                                   Its: Ruth Leung
                                        --------------------------------------
                                        Director


                                   Lending Office

                                   31 West 52nd Street, Mail Stop NYC01-2402
                                   New York, New York 10019
                                   Attn: John McGill
                                   Phone: (212) 469-8666
                                   Fax: (212) 469-8366

                                   Address for Notices

                                   Same as above

                                   Attn: Cheryl Mandelbaum
                                   Phone: (212) 250-5303
                                   Fax: (212) 669-1706

                                   THE BANK OF NEW YORK, as a Bank


                                   By: Gary Overton
                                       ---------------------------------------
                                   Its: Vice President
                                        --------------------------------------

                                   Lending Office

                                   One Wall Street
                                   New York, New York 10018
                                   Attn: Gary Overton
                                   Phone: (212) 635-4529
                                   Fax: (212) 809-9520

                                   Address for Notices

                                   Same as above

                                   Attn: Linda Ventura
                                   Phone: (212) 635-6483
                                   Fax: (212) 809-9520

STATE STREET BANK AND TRUST COMPANY, AS A BANK

By: /s/ Edward M. Anderson
   -------------------------------
    Its: Vice President


Lending Office

225 Franklin Street-Loan Dept. M-11
Boston, Massachusetts 02110
Attn: Sean Gibbons
Phone: (617)664-4008
Fax: (617)664-3941

Address for Notices

Insurance Credit Services
Lafayette Corporate Center LCC2
2 Avenue de Lafayette
Boston, Massachusetts 02111
Attn: Edward M. Anderson, VP
Phone: (617)662-3782
Fax: (617)662-3778

THE CHASE MANHATTAN BANK, AS A BANK

By: /s/ Marybeth Mullen
   -------------------------------
    Its: Vice President


Lending Office

1 Chase Manhattan Plaza
New York, New York 10017
Attn: Rocky Chan
Phone: (212)552-7929
Fax: (212)552-7490

Address for Notices

270 Park Avenue, 20th Floor
New York, New York 10017
Attn: Marybeth Mullen
Phone: (212)270-5049
Fax: (212)270-0670

                                                   WEBSTER BANK, as a Bank

                                                   By:  /s/ Stephen J. Corcoran
                                                        ------------------------
                                                   Its: Vice President
                                                        ------------------------



                                                   Lending Office

                                                   185 Asylum Street
                                                   Hartford, Connecticut 06107
                                                   Attn: Stephen Corcoran
                                                   Phone: (860) 692-1612
                                                   Fax: (860) 692-1602

                                                   Address for Notices

                                                   80 Elm Street
                                                   New Haven, Connecticut 06510
                                                   Attn: Gail Cerrone
                                                   Phone: (203) 782-4543
                                                   Fax: (203) 782-4577

                                                   WACHOVIA BANK, N.A., as
                                                     a Bank

                                                   By:  /s/ M. Eugene Wood, III
                                                        ------------------------
                                                   Its: Senior Vice President
                                                        ------------------------


                                                   Lending Office

                                                   Wachovia Bank, N.A.
                                                   191 Peachtree Street, N.E.
                                                   Atlanta, Georgia 30303
                                                   Attn: Mark Edwards
                                                   Phone: (404) 332-5137
                                                   Fax: (404) 332-5905

                                                   Address for Notices

                                                   Same as above

                                   BANK OF MONTREAL, as Administrative Agent
                                      and as a Bank

                                   By:       Kanu Modi
                                      ---------------------------------
                                      Its:   Director
                                          -----------------------------


                                   Lending Office:

                                   115 S. LaSalle Street
                                   Chicago, Illinois 60603
                                   Attn: Manager-Loan Operations
                                   Phone: (312) 750-4333
                                   Fax: (312) 750-3456

                                   Address For Notices

                                   Same as above

                                   Attn: Joseph Linder
                                   Phone: (312) 750-3784
                                   Fax: (312) 750-6057

                                   BANK OF AMERICA, N.A., as a Syndication
                                     Agent and as a Bank

                                   By:  Elizabeth W.F. Bishop
                                      ------------------------------------

                                      Its:  Principal
                                          --------------------------------


                                   Lending Office

                                     -------------------------------------

                                     -------------------------------------

                                     -------------------------------------

                                   Attn:
                                        ----------------------------------
                                   Phone:
                                        ----------------------------------
                                   Fax:
                                        ----------------------------------

                                   Address for Notices

                                     -------------------------------------

                                     -------------------------------------

                                     -------------------------------------

                                   Attn:
                                        ----------------------------------
                                   Phone:
                                        ----------------------------------
                                   Fax:
                                        ----------------------------------

                                    EXHIBIT A

                               NOTICE OF BORROWING


                             Date: __________, ____




To: Bank of Montreal, as Administrative Agent for the Banks parties to the Credit Agreement dated as of June 11, 2001 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among the Phoenix Companies, Inc., Phoenix Home Life Mutual Insurance Company), [(NOW KNOWN AS PHOENIX LIFE INSURANCE COMPANY)]* Phoenix Investment Partners, Ltd., certain Banks which are signatories thereto, Bank of Montreal, as Administrative Agent, Bank of America, N.A. and Fleet National Bank as Syndication Agents and Deutsche Bank AG and Key Bank National Association, as Documentation Agents

Ladies and Gentlemen:

      The undersigned, [INSERT NAME OF APPLICABLE BORROWER]* (the "Borrower"), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section
2.3 of the Credit Agreement, of the Borrowing of Loans specified below:

             1.   The Business Day of the proposed Borrowing is __________,
      20__.

             2. The aggregate amount of the proposed Borrowing is $____________.

             3. The Borrowing is to be comprised of $___________ of [Base Rate] [Eurodollar Rate] Loans.

            [4.   The duration of the Interest Period for the Eurodollar Rate
      Loans included in the Borrowing shall be ______ months.]

      The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

            (a) the representations and warranties of the Borrowers contained in
      Article V of the Credit Agreement are true and correct as though made on and as of such date


---------------------

*     Include after the Demutualization

      (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date);

            (b) no Default or Event of Default has occurred and is continuing or would result from such proposed Borrowing; and

            (c) The proposed Borrowing will not cause the aggregate principal amount of all outstanding Loans to exceed the combined Commitments of the Banks.

                                       [NAME OF APPLICABLE BORROWER]


                                       By:____________________________________
                                          Title:______________________________

                                    EXHIBIT B

                        NOTICE OF CONVERSION/CONTINUATION


                             Date: __________, ____




To: Bank of Montreal, as Administrative Agent for the Banks parties to the Credit Agreement dated as of June 11, 2001 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among the Phoenix Companies, Inc., Phoenix Home Life Mutual Insurance Company), [(NOW KNOWN AS PHOENIX LIFE INSURANCE COMPANY)]* Phoenix Investment Partners, Ltd., certain Banks which are signatories thereto, Bank of Montreal, as Administrative Agent, Bank of America, N.A. and Fleet National Bank as Syndication Agents and Deutsche Bank AG and Key Bank National Association, as Documentation Agents

Ladies and Gentlemen:

      The undersigned, [NAME OF APPLICABLE BORROWER] (the "Borrower"), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.4 of the Credit Agreement, of the [conversion] [continuation] of the Loans specified herein, that:

             1.   The Conversion/Continuation Date is __________, 20__.

             2. The aggregate amount of the Loans to be [converted] [continued] is $____________.

             3. The Loans are to be [converted into] [continued as] [Eurodollar Rate] [Base Rate] Loans.

             4. [If applicable:] The duration of the Interest Period for the Loans included in the [conversion] [continuation] shall be ___ months.


---------------------

*     Include after the Demutualization

                                       [NAME OF APPLICABLE BORROWER]


                                       By:____________________________________
                                          Title:______________________________

                                    EXHIBIT C

                             COMPLIANCE CERTIFICATE


                    Financial Statement Date: _______, 200__




      Reference is made to that certain Credit Agreement dated as of June 11, 2001 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among The Phoenix Companies, Inc., Phoenix Home Life Mutual Insurance Company), [(NOW KNOWN AS PHOENIX LIFE INSURANCE COMPANY)]* Phoenix Investment Partners, Ltd., the several financial institutions from time to time parties to the Credit Agreement (the "Banks"), Bank of Montreal, as Administrative Agent, Bank of America, N.A. and Fleet National Bank as Syndication Agents and Deutsche Bank AG and Key Bank National Association, as Documentation Agents. Unless otherwise defined herein, capitalized terms used herein have the respective meanings assigned to them in the Credit Agreement.

      The undersigned Responsible Officer of the Parent**, hereby certifies as of the date hereof that he/she is the _______________ of the Parent**, and that, as such, he/she is authorized to execute and deliver this Certificate to the Banks and the Administrative Agent on behalf of the Parent and its Subsidiaries, and that:

             1. Enclosed herewith is a copy of the [annual audit/quarterly] report of the Parent** as at __________ (the "Computation Date") which report fairly presents the financial condition and results of operation of the Parent** and its Subsidiaries, as of the Computation Date.

             2. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and conditions (financial or otherwise) of the Parent** during the accounting period covered by the attached financial statements.

             3. To the best of the undersigned's knowledge, the Parent, PLIC and PXP, during such period, have observed, performed or satisfied all of their covenants and other agreements, and satisfied every condition in the Credit Agreement to be observed, performed or satisfied by the Parent, PLIC and PXP, and the undersigned has no knowledge of any Default of Event of Default.

-----------------
*     Include after the Demutualization.

** Change the Parent references to PLIC if submitted prior to Demutualization Conditions Effective Date.

             4. The following financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate on and as of the date of this Certificate.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate as of __________, 200__.

                                       THE PHOENIX COMPANIES, INC.*


                                       By:____________________________________
                                          Title:______________________________


------------------

* Substitute PLIC prior to Demutualization Conditions Effective Date.

                                   SCHEDULE 1

                            TO COMPLIANCE CERTIFICATE
                         FINANCIAL COVENANT CALCULATIONS

                                   EXHIBIT D-1

                        FORM OF OPINION OF PXP'S COUNSEL

                 [PHOENIX INVESTMENT PARTNERS, LTD LETTERHEAD]

                                 June __, 2001

To: Bank of America N.A., and Fleet National Bank as Syndication Agents, Bank of Montreal, as Administrative Agent, Deutsche Bank AG and Key Bank National Association, as Documentation Agents, and the other Bank parties from time to time to the Credit Agreement hereinafter referred to

          Re: Credit Agreement, dated as of June __, 2001, among The Phoenix Companies, Inc., Phoenix Home Life Mutual Insurance Company (to be known as Phoenix Life Insurance Company), Phoenix Investment Partners, Ltd., and the Financial Institutions Party Thereto, Bank of America, N.A., and Fleet National Bank, as Syndication Agents, Bank of Montreal, as Administrative Agent, Deutsche Bank AG and Key National Association, as Documentation Agents, and Banc of America Securities LLC and Fleet Securities, Inc., as Joint Lead Arrangers and Joint Book Managers (the "Credit Agreement").

Ladies and Gentlemen:

     The undersigned has acted as counsel for Phoenix Investment Partners, Ltd. ("PXP") in connection with the negotiation, execution and delivery of the Credit Agreement and the other Loan Documents. This opinion letter is delivered pursuant to Section 4.1(a)(V) of the Credit Agreement. Unless otherwise defined herein or the context otherwise requires, all capitalized terms used in this opinion letter shall have the respective meanings assigned to them in the Credit Agreement.

     I have reviewed the corporate proceedings taken by PXP in connection with the Credit Agreement and the other Loan Documents. In addition, I have examined and relied upon copies of such Credit Agreement, the Charter and the Bylaws of PXP as in effect on the date hereof, copies of supporting resolutions adopted by the Board of Directors of PXP in connection with the Credit Agreement and the transactions contemplated thereby and certificates executed by officers of PXP addressing facts material to my opinions as I consider necessary or appropriate for the basis of the opinions expressed.

[Special Olympics Logo]

     In making the examination of such agreements and instruments in connection with the opinions expressed herein, I have assumed the genuineness of all signatures (other than those on behalf of PXP) and the authenticity of all documents submitted to me as originals and the conformity with the originals of all documents submitted to me as copies and have further assumed that each of the Banks has the corporate power to enter into and perform its obligations under the Credit Agreement and have assumed with respect to each of them due authorization by all requisite corporate action, due execution and delivery and the valid and binding effect of such documents and agreements and compliance by the Banks with applicable law. I am admitted to practice law only in the State of Connecticut and as to matters involving New York law, I have assumed that the law of the State of New York is identical to the law of the State of Connecticut.

     Based upon and subject to the foregoing, I am of the opinion that:

     (1) PXP is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its Incorporation, and has full corporate power and authority to own and hold under lease its property and to conduct its business substantially as currently conducted by it. PXP has full corporate power and authority to enter into and perform its obligations under each Loan Document to which it is a party.

     (2) PXP's execution, delivery and performance of the Loan Documents to which it is a party are PXP's corporate powers, have been duly authorized by all necessary corporate action, and do not:

         a. contravene PXP's Charter or Bylaws;

         b. contravene any relevant law;

         c. to the best of my knowledge, contravene any relevant order;

         d. to the best of my knowledge, conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which PXP is a party; or

         e. result in, or require the creation or imposition of, any Lien on PXP's property under any relevant law or relevant order.

     (3) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for PXP's due execution, delivery or performance of the Loan Documents to which it is a party.

     (4) The Loan Documents to which PXP is a party constitute the legal, valid and binding obligation of PXP, enforceable against PXP in accordance with their terms.

     With respect to matters of fact on which my opinion is based, I have relied on appropriate certificates of public officials and officers of PXP and I have no reason to believe such certificates are inaccurate. My opinion is limited to the laws of the United States of America, the State of Connecticut, the general corporate law of the States of Delaware and (as qualified herein) New York.

     This opinion letter is rendered solely for the Agents' and the Banks' benefit in connection with the above transaction. Without my prior written consent, this opinion letter may not be: (i) relied upon by any other party or for any other purpose; (ii) quoted in whole or in part or otherwise referred to in any report or document; or (iii) furnished (the original or copies thereof) to any party except in connection with the enforcement of the Loan Documents by the Agents or the Banks; provided, however, that copies of this opinion letter may be furnished to regulatory authorities; assignees and participants (actual or potential) in the Loans and pursuant to the requirements of process.

                                        Very truly yours,

                                        /s/ Nancy J. Engberg

                                        Nancy J. Engberg
                                        Vice President and Counsel

                                   EXHIBIT D-2

                        FORM OF OPINION OF PLIC'S COUNSEL

            [Phoenix Home Life Mutual Insurance Company Letterhead]

                                 June 11, 2001

To: Bank of America, N.A., and Fleet National Bank as Syndication Agents, Bank of Montreal, as Administrative Agent, Deutsche Bank AG and Key Bank National Association, as Documentation Agents, and the other Bank parties from time to time to the Credit Agreement hereinafter referred to

     RE: Credit Agreement, dated as of June 11, 2001, among The Phoenix Companies, Inc., Phoenix Home Life Mutual Insurance Company (to be known as Phoenix Life Insurance Company), Phoenix Investment Partners, Ltd., and the Financial Institutions Party Thereto, Bank of America, N.A., and Fleet National Bank, as Syndication Agents, Bank of Montreal, as Administrative Agent, and Banc of America Securities LLC and Fleet Securities, Inc., as Joint Lead Arrangers and Joint Book Managers (the "Credit Agreement").

Ladies and Gentlemen:

     The undersigned has acted as Vice President and Counsel of Phoenix Home Life Mutual Insurance Company ("PHL") in connection with the negotiation, execution and delivery of the Credit Agreement and the other Loan Documents. This opinion letter is delivered pursuant to Section 4.1(a)(v) of the Credit Agreement. Unless otherwise defined herein or the context otherwise requires, all capitalized terms used in this opinion letter shall have the respective meanings assigned to them in the Credit Agreement.

     I have reviewed the corporate proceedings taken by PHL in connection with the Credit Agreement and the other Loan Documents. In addition, I have examined and relied upon copies of such Credit Agreement, the Charter and the Bylaws of PHL as in effect on the date hereof, copies of supporting resolutions adopted by the Board of Directors of PHL in connection with the Credit Agreement and the transactions contemplated thereby and certificates executed by officers of PHL addressing facts material to my opinions as I consider necessary or appropriate for the basis of the opinions expressed.

[Special Olympics Logo]

     In making the examination of such agreements and instruments in connection with the opinions expressed herein, I have assumed the genuineness of all signatures (other than those on behalf of PHL) and the authenticity of all documents submitted to me as originals and the conformity with the originals of all documents submitted to me as copies and have further assumed that each of the Banks has the corporate power to enter into and perform its obligations under the Credit Agreement and have assumed with respect to each of them due authorization by all requisite corporate action, due execution and delivery and the valid and binding effect of such documents and agreements and compliance by the Banks with applicable law, I am admitted to practice law only in the State of Connecticut and as to matters involving New York law other than matters relating to the organization, existence and corporate powers of PHL, I have assumed that the law of the State of New York is identical to the law of the State of Connecticut.

     Based upon and subject to the foregoing, I am of the opinion that:

     (1) PHL is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has full corporate power and authority to own and hold under lease its property and to conduct its business substantially as currently conducted by it. PHL has full corporate power and authority to enter into and perform its obligations under each Loan Document to which it is a party.

     (2) PHL's execution, delivery and performance of the Loan Documents to which it is a party are within PHL's corporate power, have been duly authorized by all necessary corporate action, and do not:

          a.  contravene PHL's Charter or Bylaws;

          b.  contravene any relevant law;

          c.  to the best of my knowledge, contravene any relevant order;

          d. to the best of my knowledge, conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which PHL is a party; or

          e. result in, or require the creation or imposition of, any Lien on PHL's property under any relevant law or relevant order.

     (3) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for PHL's due extension, delivery or performance of the Loan Documents to which it is a party.

     (4) The Loan Documents to which PHL is a party constitute the legal, valid and binding obligation of PHL, enforceable against PHL in accordance with their terms, except as such terms may be limited by bankruptcy, insolvency or similar laws, and legal and equitable principles, affecting or limiting the enforcement of creditors' rights generally.

     With respect to matters of fact on which my opinion is based, I have relied on appropriate certificates of public officials and officers of PHL and I have no reason to believe such certificates are inaccurate. My opinion is limited to the laws of the United States of America, the State of Connecticut, the general corporate law of the State of (as qualified herein) New York.

     This opinion letter is rendered solely for the Agents' and the Banks' benefit in connection with the above transaction. Without my prior written consent, this opinion letter may not be: (i) relied upon by any other party or for any other purpose; (ii) quoted in whole or in part or otherwise referred to in any report or document; or (iii) furnished (the original or copies thereof) to any party except in connection with the enforcement of the Loan Documents by the Agents of the Banks; provided, however, that copies of this opinion letter may be furnished to regulatory authorities, assignees and participants (actual or potential) in the Loans and pursuant to the requirements of process.


                                                  Very truly yours,


                                                  John T. Mulrain
                                                  Vice President and Counsel

                                   EXHIBIT D-3

                       FORM OF OPINION OF PARENT'S COUNSEL

                         [PHOENIX HOME LIFE LETTERHEAD]


[PHOENIX LOGO]


                                 June 11, 2001


To: Bank of America N.A., and Fleet National Bank as Syndication Agents, Bank of Montreal, as Administrative Agent, Deutsche Bank AG and Key Bank National Association, as Documentation Agents, and the other Bank parties from time to time to the Credit Agreement hereinafter referred to

     RE: Credit Agreement, dated as of June 11, 2001, among The Phoenix Companies, Inc., Phoenix Home Life Mutual Insurance Company (to be known as Phoenix Life Insurance Company), Phoenix Investment Partners, Ltd., and the Financial Institutions Party Thereto, Bank of America, N.A., and Fleet National Bank, as Syndication Agents, Bank of Montreal, as Administrative Agent, and Banc of America Securities LLC and Fleet Securities, Inc., as Joint Lead Arrangers and Joint Book Managers (the "Credit Agreement").

Ladies and Gentlemen:

     The undersigned has acted as Senior Vice President and General Counsel of The Phoenix Companies, Inc. ("PCI") and Phoenix Home Life Mutual Insurance Company ("PHL"), which is the parent of Phoenix Investment Partners, Ltd. ("PXP"), in connection with the negotiation, execution and delivery of the Credit Agreement and the other Loan Documents. This opinion letter is delivered pursuant to Section 4.1(a)(v) of the Credit Agreement. Unless otherwise defined herein or the context otherwise requires, all capitalized terms used in this opinion letter shall have the respective meanings assigned to them in the Credit Agreement.

     I have reviewed the corporate proceedings taken by PCI in connection with the Credit Agreement and the other Loan Documents. In addition, I have examined and relied upon copies of such Credit Agreement, the Certificate of Incorporation and the Bylaws of PCI as in effect on the date hereof, copies of supporting resolutions adopted by the Board of Directors of PCI in connection with the Credit Agreement and the transactions contemplated thereby and certificates executed by officers of PCI addressing facts material to my opinions as I consider necessary or appropriate for the basis of the opinions expressed.

     In making the examination of such agreements and instruments in connection with the opinions expressed herein, I have assumed the genuineness of all signatures



[SPECIAL OLYMPICS LOGO]

(other than those on behalf of PCI) and the authenticity of all documents submitted to me as originals and the conformity with the originals of all documents submitted to me as copies and have further assumed that each of the Banks has the corporate power to enter into and perform its obligations under the Credit Agreement and have assumed with respect to each of them due authorization by all requisite corporate action, due execution and delivery and the valid and binding effect of such documents and agreements and compliance by the Banks with applicable law.

     Based upon and subject to the foregoing, I am of the opinion that:

     (1) PCI is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has full corporate power and authority to own and hold under lease its property and to conduct its business substantially as currently conducted by it. PCI has full corporate power and authority to enter into and perform its obligations under each Loan Document to which it is a party.

     (2) PCI's execution, delivery and performance of the Loan Documents to which it is a party are within PCI's corporate powers, have been duly authorized by all necessary corporate action, and do not:

          a.   contravene PCI's Certificate of Incorporation or Bylaws;

          b.   contravene any relevant law;

          c.   to the best of my knowledge, contravene any relevant order;

          d. to the best of my knowledge, conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which PCI is a party; or

          e. result in, or require the creation or imposition of, any Lien on PCI's property under any relevant law or relevant order.

     (3) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for PCI's due execution, delivery or performance of the Loan Documents to which it is a party.

     (4) The Loan Documents to which PCI, PEIL and PXP are parties constitute the legal, valid and binding obligations of PCI, PHL and PXP enforceable against PCI, PHL and PXP in accordance with their terms, except as such terms may be limited by bankruptcy, insolvency or similar laws, and legal and equitable principles, affecting or limiting the enforcement of creditors' rights generally. In rendering the foregoing opinions with respect to PHL and PXP, I have relied upon paragraphs 1 and 2 of the opinions of Nancy J. Engberg Esq. and John T. Mulrain Esq. to you of even date herewith.

     With respect to matters of fact on which my opinion is based, I have relied on appropriate certificates of public officials and officers of PCI and I have no reason to believe such certificates are inaccurate. My opinion is limited to the laws of the United States of America, the States of New York and Connecticut and the general corporate law of the State of Delaware.

     This opinion letter is rendered solely for the Agents' and the Banks' benefit in connection with the above transaction. Without any prior written consent, this opinion letter may not be: (i) relied upon by any other party or for any other purpose; (ii) quoted in whole or in part or otherwise referred to in any report or document; or (iii) furnished (the original or copies thereof) to any party except in connection with the enforcement of the Loan Documents by the Agents of the Banks; provided, however, that copies of this opinion letter may be furnished to regulatory authorities, assignees and participants (actual or potential) in the Loans and pursuant to the requirements of process.

                                       Very truly yours,


                                       Tracy L. Rich
                                       Senior Vice President and General Counsel

                                    EXHIBIT E


                  [FORM OF] ASSIGNMENT AND ACCEPTANCE AGREEMENT

      This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Assignment and Acceptance") dated as of _________________, ____ is made between ________________________ (the "Assignor") and ___________________________ (the
"Assignee").


                                    RECITALS

      WHEREAS, the Assignor is party to that certain Credit Agreement dated as of June 11, 2001 (as amended, amended and restated, modified, supplemented or renewed, the "Credit Agreement") among The Phoenix Companies, Inc., Phoenix Home Life Mutual Insurance Company, Phoenix Investment Partners, Ltd., the several financial institutions from time to time party thereto (including the Assignor, the "Banks"), Bank of Montreal, as Administrative Agent, Bank of America, N.A. and Fleet National Bank as Syndication Agents and Deutsche Bank AG and Key Bank National Association as Documentation Agents. Any terms defined in the Credit Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Credit Agreement;

      WHEREAS, as provided under the Credit Agreement, the Assignor has committed to making Loans (the "Loans") to the Borrowers in an aggregate amount not to exceed $__________ (its "Commitment");

      WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement in respect of its Commitments, together with a corresponding portion of each of its outstanding Loans, in an amount equal to $________________ (the "Assigned Amount") on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

      NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

SECTION 1. ASSIGNMENT AND ACCEPTANCE.

      (a) Subject to the terms and conditions of this Assignment and Acceptance,
(i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) ______% (the "Assignee's Percentage Share") of (A) the Commitment and the Loans of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the Loan Documents.

      [If appropriate, add paragraph specifying payment to Assignor by Assignee of outstanding principal of, accrued interest on, and fees with respect to, Loans assigned.]

     (b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Bank under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank. It is the intent of the parties hereto that the Commitments of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its rights under Sections 13.4 and 13.5 of the Credit Agreement to the extent such rights relate to the time prior to the Effective Date.

     (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's Commitment will be $_____________.

     (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor's Commitment will be $_____________.

SECTION 2. PAYMENTS.

     (a) As consideration for the sale, assignment and transfer contemplated in
Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $________________, representing the Assignee's Pro Rata Share of the principal amount of all Loans.

     (b) The [Assignor] [Assignee] further agrees to pay to the Administrative Agent a processing fee in the amount specified in Section 13.8 of the Credit Agreement.

SECTION 3. REALLOCATION OF PAYMENTS.

      Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment and Loans shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

SECTION 4. INDEPENDENT CREDIT DECISION.

      The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements referred to in Section 6.1 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, any Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

SECTION 5. EFFECTIVE DATE; NOTICES.

     (a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be ______________, 20__ (the "Effective Date"); provided that the following conditions precedent have been satisfied on or before the Effective Date:

            (i) this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

           (ii) the consent of the Borrowers and the Administrative Agent required for an effective assignment of the Assigned Amount by the Assignor to the Assignee under Section 13.8 of the Credit Agreement shall have been duly obtained and shall be in full force and effect as of the Effective Date;

          (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

           (iv) the processing fee referred to in Section 2(b) hereof and in
      Section 13.8 of the Credit Agreement shall have been paid to the Administrative Agent; and

            (v) the Assignor shall have assigned and the Assignee shall have assumed a percentage equal to the Assignee's Percentage Share of the rights and obligations of the Assignor under the Credit Agreement (if such agreements exists).

     (b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Borrowers and the Administrative Agent for acknowledgment by the Administrative Agent, a Notice of Assignment substantially in the form attached hereto as Schedule 1.

[SECTION 6. ADMINISTRATIVE AGENT [INCLUDE ONLY IF ASSIGNOR IS ADMINISTRATIVE
            AGENT]

     (a) The Assignee hereby appoints and authorizes the Assignor to take such action as administrative agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the Banks pursuant to the terms of the Credit Agreement.

     (b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Administrative Agent under the Credit Agreement.]

SECTION 7. WITHHOLDING TAX.

      The Assignee (a) represents and warrants to the Banks, the Administrative Agent, the Parent, PLIC and PXP that under applicable law and treaties no tax will be required to be withheld by the Bank with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Administrative Agent and the Parent, PLIC and PXP prior to the time that the Administrative Agent or the Parent, PLIC or PXP are required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form W-8 ECI or U.S. Internal Revenue Service Form W-8 BEN (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms W-8 ECI or W-8 BEN upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly execute and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

SECTION 8. REPRESENTATIONS AND WARRANTIES.

     (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

     (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Borrowers, or the performance or observance by the Borrowers, of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

     (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder;
(ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

SECTION 9. FURTHER ASSURANCES.

      The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Borrowers or the Administrative Agent, which may be required in connection with the assignment and assumption contemplated hereby.

SECTION 10. MISCELLANEOUS.

      (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

      (b) All payments made hereunder shall be made without any set-off or counterclaim.

      (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

      (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

      (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in New York over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

      (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE CREDIT AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

      [Other provisions to be added as may be negotiated between the Assignor and the Assignee, provided that such provisions are not inconsistent with the Credit Agreement.]

      IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

                                       [ASSIGNOR]



                                       By:____________________________________
                                          Title:______________________________

                                       Address:

                                       [ASSIGNOR]



                                       By:____________________________________
                                          Title:______________________________

                                       Address:

                                   SCHEDULE 1


                       NOTICE OF ASSIGNMENT AND ACCEPTANCE

                                                         ______________, 200__

To:   The Administrative Agent
      and the Borrowers under
      the Credit Agreement
      Referenced to below

Ladies and Gentlemen:

      We refer to the Credit Agreement dated as of June 11, 2001 (as amended, amended and restated, modified, supplemented or renewed from time to time the "Credit Agreement") among The Phoenix Companies, Inc., Phoenix Home Life Mutual Insurance Company, Phoenix Investment Partners, Ltd., the Banks referred to therein, Bank of Montreal, as Administrative Agent, Bank of America, N.A. and Fleet National Bank as Syndication Agents and Deutsche Bank AG and Key Bank National Association, as Documentation Agents. Terms defined in the Credit Agreement are used herein as therein defined.

      1. We hereby give you notice of, and request your consent to, the assignment by _______________________________ (the "Assignor") to
__________________________ (the "Assignee") of _______% of the right, title and interest of the Assignor in and to the Credit Agreement (including, without limitation, the right, title and interest of the Assignor in and to the Commitments of the Assignor and all outstanding Loans made by the Assignor pursuant to the Assignment and Acceptance Agreement attached hereto (the "Assignment and Acceptance").

      2. The Assignee agrees that, upon receiving the consent of the Administrative Agent and, if applicable, the Borrowers to such assignment, the Assignee will be bound by the terms of the Credit Agreement as fully and to the same extent as if the Assignee were the Bank originally holding such interest in the Credit Agreement.

      3. The following administrative details apply to the Assignee:

            (A)   Notice Address:

                  Assignee Name:____________________________
                  Address:__________________________________
                  __________________________________________
                  __________________________________________
                  Attention:________________________________
                  Telephone: (___) _________________________
                  Telecopier: (___) ________________________

            (B)   Payment Instructions:

                  Account No.:______________________________
                          At:_______________________________
                  __________________________________________
                  __________________________________________
                  Reference:________________________________
                  Attention:________________________________

      4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

      IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

                                       Very truly yours,

                                       [NAME OF ASSIGNOR]



                                       By:____________________________________
                                          Title:______________________________

                                       [NAME OF ASSIGNOR]



                                       By:____________________________________
                                          Title:______________________________

ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:

THE PHOENIX COMPANIES, INC.



By:_________________________________
   Its:_____________________________

PHOENIX LIFE INSURANCE COMPANY (F/K/A PHOENIX HOME LIFE MUTUAL INSURANCE
COMPANY)*



By:_________________________________
   Its:_____________________________


PHOENIX INVESTMENT PARTNERS, LTD.



By:_________________________________
   Its:_____________________________

BANK OF MONTREAL, as Administrative Agent



By:_________________________________
   Title:___________________________




-----------------

* Delete Parenthetical and Change Name to Phoenix Home Life Mutual Insurance Company if prior to Demutualization.

                                    EXHIBIT F

                            [FORM OF] PROMISSORY NOTE

                                                             _____________, 2001

      For Value Received, the undersigned, [INSERT NAME OF APPLICABLE BORROWER] (the "Borrower"), hereby promises to pay to the order of ________________ (the "Bank"), the aggregate unpaid principal amount of all Loans made by the Bank to the Borrower pursuant to the Credit Agreement, dated as of June 11, 2001 (such Credit Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, being hereinafter called the "Credit Agreement"), among The Phoenix Companies, Inc., Phoenix Home Life Mutual Insurance Company and Phoenix Investment Partners, Ltd., the Bank, the other banks parties thereto, Bank of Montreal, as Administrative Agent, Bank of America, N.A. and Fleet National Bank as Syndication Agents and Deutsche Bank AG and Key Bank National Association, as Documentation Agents, on the dates and in the amounts provided in the Credit Agreement. The Borrower further promises to pay interest on the unpaid principal amount of the Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.

      The Bank is authorized to endorse or record the amount and the date on which each Loan is made, the maturity date therefor and each payment of principal with respect thereto on a schedule annexed hereto and made a part hereof, or on continuations thereof which shall be attached hereto and made a part hereof or on its books and records; provided, that any failure to so endorse or record such information shall not in any manner affect any obligation of the Borrower under the Credit Agreement and this Promissory Note (the "Note").

      This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

      Terms defined in the Credit Agreement are used herein with their defined meanings therein unless otherwise defined herein. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

                                       [NAME OF APPLICABLE BORROWER].



                                       By:____________________________________
                                          Title:______________________________

                                    EXHIBIT G
                             DESTACKING CERTIFICATE



The Administrative Agent and
  Bank Parties to the Credit
  Agreement referred to below

Gentlemen:

      We refer to the Credit Agreement dated as of June 11, 2001 by and among The Phoenix Companies, Inc. Phoenix Life Insurance Company (then known as Phoenix Home Life Mutual Insurance Company), Phoenix Investment Partners Ltd., the financial institutions party thereto, Bank of America, N.A. and Fleet National Bank as Syndication Agents, Bank of Montreal as Administrative Agent and Deutsche Bank, AG and Key Bank National Association, as Documentation Agents (the "Credit Agreement"), capitalized terms used without definition below to have the meanings ascribed to them in the Credit Agreement.

      We hereby certify that as of _________ PXP ceased to be a Subsidiary of PLIC but was a Wholly-Owned Subsidiary of the Parent and that no Default or Event of Default had occurred and was continuing on that date which was not waived as permitted by the Credit Agreement. Accordingly, the Destacking Date is _________________ with the result that the guaranty by PLIC of the Obligations owing you from PXP provided for in Section 10.2 of the Credit Agreement is of no further force or effect.

      Dated as of this ____ day of ______________, 200__.

                                       THE PHOENIX COMPANIES, INC.


                                       By_____________________________________
                                          Its_________________________________

                                    EXHIBIT H

            DEMUTUALIZATION CONDITIONS EFFECTIVE DATE CERTIFICATE

Administrative Agent and Bank
   Parties to the Credit Agreement
   referred to below

Gentlemen:

      We refer to the Credit Agreement dated as of June 11, 2001 by and among the Phoenix Companies, Inc., Phoenix Home Life Mutual Insurance Company (now known as Phoenix Life Insurance Company), Phoenix Investment Partners, Ltd, the financial institutions party thereto, Bank of America, N.A. and Fleet National Bank as Syndication Agents, Bank of Montreal as Administrative Agent and Deutsche Bank, AG and Key Bank National Association, as Documentation Agents (the "Credit Agreement"), capitalized terms used without definition below to have the meanings ascribed to them in the Credit Agreement. We hereby certify that:

      (a) all material governmental, creditor, policyholder and other third party approvals and consents necessary in connection with the consummation of Demutualization have been obtained and remain in effect and any applicable waiting period has expired;

      (b) the Demutualization has occurred;

      (c) there is no pending or threatened litigation or governmental proceeding with respect to the Demutualization involving a reasonable possibility of an adverse decision which would reasonably be expected to have a Material Adverse Effect [EXCEPT FOR SUCH THEREOF AS HAS BEEN APPROVED IN WRITING BY THE MAJORITY BANKS];

      (d) all representations and warranties contained in Article V of the Credit Agreement are true and correct as of the date hereof , and after giving effect to the Demutualization;

      (e) no Default or Event of Default has occurred and is continuing; and

      (f) there has occurred since March 31, 2001 no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect.

      Dated as of this _____ day of ___________, 200__.


                                       THE PHOENIX COMPANIES, INC.


                                       By_____________________________________
                                          Its_________________________________

                                   EXHIBIT I

                              PRIMARY SUBSIDIARIES


Name                               State of Domicile
---------                          -----------------
PM Holdings                        Connecticut

Amer Phx Life & Reassurance Co.    Connecticut

PHL Variable Life Ins. Co.         Connecticut

Phoenix Investment Partners        Delaware

Phoenix Equity Planning Corp       Connecticut

                                   EXHIBIT J

                              CERTAIN UNDERTAKINGS

                   PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY
                         CAPITAL AND SURPLUS GUARANTEES

                                                    DATE OF
COMPANY                       RATINGS CARRIED BY   BOARD VOTE  GUARANTEED TO                         GUARANTEE
------------------------------------------------------------------------------------------------------------------------------------
American Phoenix Life and     Standard & Poor's      Apr-96    Standard & Poor's      S&P capital adequacy ratio of at least 150%
Reassurance Company

                              A.M. Best              Apr-96    Other Rating Agencies  NAIC adjusted capital of at least 300%
                                                                                      authorized control risk based capital

                                                     Jun-93    Alaska                 Minimum capital and surplus required by State

                                                     Feb-92    Arizona                Minimum capital and surplus required by State

                                                     Oct-95    Iowa                   Minimum capital and surplus required by State

                                                     Dec-91    Maine                  Minimum capital and surplus required by State

                                                     Dec-96    New Jersey             Minimum capital and surplus required by State

                                                     Dec-91    New York               Minimum capital and surplus required by State

                                                     Feb-95    North Carolina         Minimum capital and surplus required by State

                                                     Dec-91    Tennessee              Minimum capital and surplus required by State

Phoenix Life and Annuity      Standard & Poor's      Apr-96    Standard & Poor's      S&P capital adequacy ratio of at least 150%
Company

                              A.M. Best              Apr-96    Other Rating Agencies  NAIC adjusted capital of at least 300%
                                                                                      authorized control risk based capital

                                                     Aug-99    New Jersey

                                                     Feb-00    North Carolina

                                                     Feb-97    Virginia

Phoenix Life and Reassurance  Standard & Poor's      Apr-96    Standard & Poor's      S&P capital adequacy ratio of at least 150%
Company of New York

                                                     DATE OF
          COMPANY             RATINGS CARRIED BY   BOARD VOTE       GUARANTEED TO                        GUARANTEE
------------------------------------------------------------------------------------------------------------------------------------
                                                     Apr-96     Other Rating Agencies   NAIC adjusted capital of at least 300%
                                                                                        authorized control risk based capital

PHL Variable Insurance        Standard & Poor's      Aug-94     Standard & Poor's       S&P adjusted surplus to be at least 50%
Company                                                                                 greater than risk adjusted capital

                              A.M. Best              Aug-94     A.M. Best               NAIC adjusted capital of at least 200%
                                                                                        authorized control risk based capital

                                                     Aug-94     New Jersey              Minimum capital and surplus required by
                                                                                        State

                                                     Feb-97     North Carolina          Minimum capital and surplus required by
                                                                                        State

AGL Life Assurance Company    Standard & Poor's      Dec-99     Standard & Poor's       S&P capital adequacy ratio of at least 125%

                              A.M. Best              Feb-00     A.M. Best               Minimum capital & surplus required to carry
                                                                                        an AMB "A" rating

                              Fitch                  Dec-99     Fitch                   NAIC adjusted capital of at least 200%
                                                                                        authorized control risk based capital

Phoenix National Insurance    --                     Aug-98     New Jersey              Minimum capital and surplus required by
Company                                                                                 State

Note: Guarantees to "Other
Rating Agencies" on behalf
of APLAR, PLAC and PLRNY
have only been provided to
A.M. Best, however the
guarantee is not limited to
that agency.

                                  SCHEDULE 2.1

                                 THE COMMITMENTS


              BANK                  COMMITMENT AMOUNT        PRO RATA SHARE
Fleet National Bank                    $42,000,000                11.2%

Bank of America, N.A.                  $42,000,000                11.2%

Deutsche Bank AG, New York Branch      $42,000,000                11.2%

Bank of Montreal                       $42,000,000                11.2%

KeyBank National Association           $42,000,000                11.2%

Wachovia Bank, N.A.                    $35,000,000            9.3333333333%

The Bank of New York                   $35,000,000            9.3333333333%

SunTrust Bank                          $35,000,000            9.3333333333%

State Street Bank and Trust            $30,000,000                8.0%
Company

JP Morgan Chase & Co.                  $20,000,000            5.3333333333%

Webster Bank                           $10,000,000            2.6666666667%
                                       -----------            -------------

                                       $375,000,000               100%

                                  SCHEDULE 7.1

                            SCHEDULED EXISTING LIENS


                                      None

                                  SCHEDULE 7.7

                        SCHEDULED CONTINGENT OBLIGATIONS

      Reimbursement liability to Bank of Montreal in respect of letters of credit issued at the request of PXP to (a) Citibank in the amount of $1,044,755,
(b) CIBC, Inc. in the amount of $3,200,000 and (c) Travelers Indemnity Company in the amount of $1,340,000.